                                                                EXHIBIT 10.9


                                 GAMING FACILITY

                              MANAGEMENT AGREEMENT

                                     BETWEEN

                            MOHEGAN TRIBE OF INDIANS

                                 OF CONNECTICUT

                                       AND

                            TRADING COVE ASSOCIATES

                                    July 1994

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  Recitals and Conditions Precedent .....................................   1

2.  Definitions ...........................................................   2
          Business Board ..................................................   2
          Bureau of Indian Affairs ........................................   2
          Class II Gaming .................................................   2
          Class III Gaming ................................................   3
          Collateral Agreement ............................................   3
          Commencement Date ...............................................   3
          Compact .........................................................   3
          Completion Date .................................................   3
          Development and Construction Agreement ..........................   3
          Effective Date ..................................................   3
          Enterprise Employee Policies ....................................   4
          Furnishings and Equipment .......................................   4
          Gaming ..........................................................   4
          Gaming Agency ...................................................   4
          Gaming Enterprise ...............................................   4
          Gaming Facility .................................................   5
          General Manager .................................................   5
          Generally Accepted Accounting Principles ........................   5
          Gross Gaming Revenue (Win) ......................................   5
          Gross Revenues ..................................................   5
          Hard Count ......................................................   5
          IGRA ............................................................   5
          Legal Requirements ..............................................   6
          Loan Agreement ..................................................   6
          Manager's Representative ........................................   6
          Member of the Nation's Government ...............................  32
          Minimum Balance .................................................   6
          Minimum Priority Payment ........................................   6
          Mohegan Nation Gaming Ordinance .................................   6
          Nation ..........................................................   6
          Nation's Representative .........................................   6
          National Indian Gaming Commission (NIGC) ........................   6
          Net Revenues (gaming) ...........................................   6
          Net Revenues (other) ............................................   7
          Note ............................................................   7
          Operating Expenses ..............................................   7
          Promotional Allowances ..........................................   7
          Property ........................................................   7

          Qualified .......................................................  18
          Security Agreement ..............................................   7
          Soft Count ......................................................   7
          Tribal Council ..................................................   8

3.  Covenants .............................................................   8
    3.1   Engagement of Manager ...........................................   8
    3.2   Term ............................................................   8
    3.3   Exclusivity of Operations .......................................   8
    3.4   Establishment and Operations of Business Board ..................   8
    3.5   Manager's Compliance With Law; Licenses .........................   9
    3.6   Nation's Amendments to Nation's Gaming Ordinance ................   9
    3.7   Management Fee ..................................................   9

4.  Business and Affairs in Connection with Enterprise ....................   9
    4.1   Manager's Authority and Responsibility ..........................   9
          4.1.1 Selection of General Manager ..............................   9
    4.2   Duties of the Manager ...........................................  10
          4.2.1 Management ................................................  10
          4.2.2 Compliance ................................................  10
          4.2.3 Required Filings ..........................................  10
          4.2.4 Contracts in Nation's Name and at Arm's Length ............  10
          4.2.5. Financing ................................................  11
    4.3   Security and Surveillance .......................................  11
    4.4   Damage, Condemnation or Impossibility of the Enterprise .........  11
          4.4.1 Recommencement of Operations ..............................  11
          4.4.2 Repair or Replacement .....................................  11
          4.4.3 Other Business Purposes ...................................  12
          4.4.4 Termination Of Gaming .....................................  12
          4.4.5 Tolling Of the Agreement ..................................  12
    4.5   Alcoholic Beverages and Tobacco Sales ...........................  13
    4.6   Employees .......................................................  13
          4.6.1 Manager's Responsibility ..................................  13
          4.6.2 Nation's Employees ........................................  13
          4.6.3 Off-Site Employees ........................................  13
          4.6.4 Nation's Inspector(s) .....................................  13
          4.6.5 Indian Employment Preference and Training .................  14
          4.6.6 Removal of Employees ......................................  14
    4.7   Marketing and Advertising .......................................  14
    4.8   Pre-Opening .....................................................  14
    4.9   Operating Budgets ...............................................  15
    4.10  Capital Budgets .................................................  16
    4.11  Capital Replacements ............................................  17

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    4.12  Replacement Reserve Fund ........................................  17
    4.13  Periodic Contributions to Reserve Fund ..........................  17
    4.14  Use and Allocation of Reserve Fund ..............................  18
    4.15  Contracting .....................................................  18
    4.16  Determination of Qualifications and Compensation ................  18
    4.17  Litigation ......................................................  18
    4.18  Employee Background Investigations ..............................  19
    4.19  Enterprise Employee Policy ......................................  19
    4.20  No Manager Wages or Salaries ....................................  19
    4.21  Internal Control Systems ........................................  20
    4.22  Bank Accounts ...................................................  20
    4.23  Daily Deposits to Depository Account ............................  20
    4.24  Disbursement Account ............................................  20
    4.25  No Cash Disbursements ...........................................  20
    4.26  Cash Contingency Reserve Fund ...................................  21
    4.27  Transfers Between Accounts ......................................  21
    4.28  Insurance .......................................................  21
    4.29  Accounting and Books of Account .................................  22
          4.29.1  Statements and Audits ...................................  22
          4.29.2  Books of Account ........................................  23
          4.29.3  Accounting Standards ....................................  23
          4.29.4  Depreciation Schedules ..................................  23

5.  Liens .................................................................  23

6.  Management Fee, Reimbursement and Disbursement ........................  23
    6.1   Management Fee ..................................................  23
    6.2   Disbursements ...................................................  23
    6.3   Adjustment to Bank Account ......................................  24
    6.4   Payment of Fees and Nation Disbursement .........................  24
    6.5   Operatives Dates ................................................  25
    6.6   Payment of Net Revenues .........................................  25
    6.7   Conditional Loan Guarantee ......................................  25

7.  General Provisions ....................................................  25
    7.1   Notice ..........................................................  25
    7.2   Authorization ...................................................  26
    7.3   Relationship ....................................................  26
    7.4   Manager's Contractual Authority .................................  26
    7.5   Further Actions .................................................  26
          7.5.1  Fire and Safety ..........................................  26
          7.5.2  Taxes ....................................................  27
          7.5.3  Nation Taxes .............................................  27
          7.5.4  Governing Law ............................................  27

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    7.5.5 National Environmental Policy Act ...............................  27
    7.6   Defense .........................................................  28
    7.7   Waivers .........................................................  28
    7.8   Captions ........................................................  28
    7.9   Severability ....................................................  28
    7.10  Interest ........................................................  28
    7.11  Reimbursement ...................................................  29
    7.12  Travel and Out-of-Pocket Expenses ...............................  29
    7.13  Third Party Beneficiary .........................................  29
    7.14  Brokerage .......................................................  29
    7.15  Survival of Covenants ...........................................  29
    7.16  Estoppel Certificate ............................................  29
    7.17  Periods of Time .................................................  29
    7.18  Preparation of Agreement ........................................  30
    7.19  Exhibits ........................................................  30
    7.20  Non-Assignability ...............................................  30
    7.21  Confidential Information ........................................  30
    7.22  Employment Solicitation Restriction Upon Termination ............  30
    7.23  Patron Dispute Resolution .......................................  30
    7.24  Modification ....................................................  31

8.  Warranties ............................................................  31
    8.1   Preservation of Agreement .......................................  31
    8.2   Non-Interference in Nation Affairs ..............................  31
    8.3   Prohibition of Payments to Members of Nation Government .........  31
    8.4   Prohibition of Hiring Members of Nation's Government ............  31
    8.5   Prohibition of Financial Interest in Enterprise .................  31
    8.6   Member of the Nation's Government Defined .......................  32

9.  Grounds for Termination ...............................................  32
    9.1   Voluntary Termination and Termination for Cause .................  32
    9.2   Voluntary Termination ...........................................  32
    9.3   Termination for Cause ...........................................  32
    9.4   Involuntary Termination Due to Changes in Legal Requirements ....  33
    9.5   Manager's Right to Terminate Agreement ..........................  33
    9.6   Consequences of Termination of Manager's Breach .................  34
    9.7   Consequences of Termination of Nation's Breach ..................  34

10. Conclusion Of the Management Term .....................................  34
    10.1  Transition ......................................................  34
    10.2  Undistributed Net Revenues ......................................  35

11. Consents and Approvals ................................................  35
    11.1  Nation ..........................................................  35
    11.2  Manager .........................................................  35

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12. Disclosures ...........................................................  35
    12.1  Partners and Affiliates .........................................  35
    12.2  Warranties ......................................................  35


                                     - v -
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    12.3  Criminal and Credit Investigation ...............................  35
    12.4  Disclosure Amendments ...........................................  36
    12.5  Breach of Manager Warranties and Agreements .....................  36

13. Recordation ...........................................................  37

14. Authority to Execute ..................................................  37

15. No Present Lien, Lease or Joint Venture ...............................  37

16. Dispute Resolution ....................................................  37
    16.1  Nation's Consent to Suit ........................................  37
          16.1.1  Arbitration .............................................  38
          16.1.2  Choice of Law ...........................................  38
          16.1.3  Place of Hearing ........................................  38
          16.1.4  Confidentiality .........................................  38
    16.2  Limitation of Actions ...........................................  38
          16.2.1  Damages .................................................  38
          16.2.2  Consents and Approvals ..................................  39
          16.2.3  Injunctive Relief and Specific Performance ..............  39
          16.2.4  Action to Compel Arbitration ............................  39
          16.2.5  Action to Preserve the Status Quo During Disputes........  39
    16.3  Business Board Arbitration ......................................  39

17. Time is of the Essence ................................................  39

18. Nation Assets .........................................................  39

19. Notice Provision ......................................................  39

20. Performance During Disputes ...........................................  39

21. Marks .................................................................  40
    21.1  Nation's Marks ..................................................  40
    21.2  Manager's Marks .................................................  41

22. Confidential and Proprietary Information ..............................  42

23. Execution in Counterpart Originals ....................................  42

24. Enterprise Name .......................................................  42

25. Intent to Negotiate New Agreement .....................................  42

26. Entire Agreement ......................................................  42

27. Government Savings Clause .............................................  42

                                 GAMING FACILITY
                              MANAGEMENT AGREEMENT

      THIS GAMING FACILITY MANAGEMENT AGREEMENT has been entered into July 28, 1994, by and between the MOHEGAN TRIBE OF INDIANS OF CONNECTICUT and its permitted successors and assigns (the "Nation"), and TRADING COVE ASSOCIATES, a Connecticut partnership, and its permitted successors and assigns ("the Manager").

1.    Recitals and Conditions Precedent.

      1.1 The Mohegan Nation has occupied lands in the State of Connecticut for time immemorial. The Nation existed long before the Declaration of Independence and the adoption of the Constitution of the United States. Although the Nation had entered into treaty relations with the Colony of Connecticut, it never had a formal treaty relationship with the United States. In 1984 the Tribe submitted a documented petition for federal recognition to the Secretary of the Interior and received a proposed negative finding in 1989.

      Trading Cove Associates, through its own resources and from other sources, assisted the Nation in responding to the negative finding. The Nation's petition was approved by the Secretary in 1994.

      Trading Cove Associates assisted the Nation in economic development planning, and in negotiations with the federal government and the State of Connecticut and other governmental and non-governmental bodies as to the matters which are essential to the successful implementation of those plans, including Compact negotiations with the State of Connecticut, and identifying and facilitating acquisition of a purchase option for land which is well suited for development as a site for the Gaming Enterprise. Trading Cove Associates made these commitments to the Mohegan Nation in partial consideration for the commitment of the Nation, subject to federal approval, to enter into this Agreement. Today the Nation is a federally recognized Indian tribe. When it is acquired in trust by the United States, the Nation will exercise sovereign governmental powers over the land described in Exhibit A hereto (the "Property"), located in the State of Connecticut (the "State").

      1.2 At the time of execution of this Agreement, the Property is owned by UNC Incorporated, a Delaware corporation. The Nation holds a valid and binding option to purchase the Property. The Nation will take all actions necessary and proper to perfect an application for transfer of the Property to the United States. Upon approval of that application by the Bureau of Indian Affairs, the Nation will exercise the option, acquire the Property, and deed it to the United States. The successful completion of this transfer of the Property to the United States shall be a condition precedent to the obligations of the Manager. At all times relevant to the duties and responsibilities of the Manager to operate Gaming on the Property, the Property shall be owned by the United States of America in trust for the Nation. The Nation desires to use the Property to improve the economic conditions of its members, to enable it to serve the social, economic, educational and health needs of the Nation, to increase Nation revenues and to enhance the Nation's economic self-sufficiency and self-determination.

      1.3 The Nation is seeking technical experience and expertise for the operation of the Gaming Enterprise and instruction for members of the Nation in the operation of the Gaming Enterprise. The Manager is willing and able to provide such experience, expertise and instruction.

      1.4 The Nation wants to grant the Manager the exclusive right and obligation to develop, manage, operate and maintain the Gaming Enterprise and any expansion thereof, whether on lands held by the United States of America in trust for the Nation as described in Article 1.2 above, or on land hereafter placed in trust, and to train Nation members and others in the operation and maintenance of the Gaming Enterprise during the terms of the Development and Construction Agreement and the Management Agreement and conforming with the provisions of this Agreement. The Manager wishes to perform these functions exclusively for the Nation as limited in Article 3.3 below.

      1.5 This Agreement is entered into pursuant to the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. ss.ss. 2701, et seq. (herein the "IGRA").

2. Definitions. As they are used in this Agreement, and in Collateral Agreements (hereinafter defined), the terms listed below shall have the meaning assigned to them in this Article:

      "Business Board" is a committee which shall consist of an equal number of representatives of the Nation and the Manager but in no event more than four persons. Initially there shall be one Nation's Representative and a Manager's Representative. Upon written agreement of the parties the Business Board may be expanded to four members. Each member of the Business Board may designate another person to exercise his or her authority by written notice signed by such Business Board member and given in accordance with Article 7.1 of this Agreement. The Business Board shall remain active during the entire term of this Agreement.

      "Bureau of Indian Affairs" or "B.I.A." is the Bureau of Indian Affairs of the Department of the Interior of the United States of America.

      "Class II Gaming" shall mean Class II Gaming as defined in the IGRA.

      "Class III Gaming" shall mean Class III Gaming as defined in the IGRA.

      "Collateral Agreement" shall mean other agreements between the parties as provided by 25 C.F.R ss.502.5.

      "Commencement Date" shall mean the first date that the Gaming Facility is substantially complete, open o the public and that Class II and Class III Gaming is conducted in the Gaming Facility pursuant to the terms of this Agreement. The Manager shall memorialize the Commencement Date in a writing signed by the Manager and delivered to the Nation and to the Area Director, Eastern Area Office, B.I.A.

      "Compact" shall mean the tribal-state Compact entered into between the Nation and the State of Connecticut pursuant to the IGRA as the same may, from time to time, be amended, or such other Compact as may be substituted therefor.

      "Completion Date" shall mean the date upon which Manager receives (i) an architect's certificate from the Architect identified in the Gaming Facility Development and Construction Agreement (hereinafter called the "Development and Construction Agreement") as having responsibility for the design and supervision of construction, equipping and furnishing of the Gaming Facility certifying that the Gaming Facility has been constructed substantially in accordance with the Plans and Specifications; (ii) certification from Manager (or the division, department or designee of Manager having responsibility to assure compliance with any operational standards) stating that the Gaming Facility is in substantial compliance with any such standards; and (iii) certificates of such professional designers, inspectors or consultants or opinions of counsel, as Manager may determine to be appropriate, verifying construction and furnishing of the Gaming Facility in substantial compliance with all Legal Requirements.

      "Development and Construction Agreement" shall mean that certain Gaming Facility Development and Construction Agreement of even date by and between Manager and the Nation providing the terms under which Manager will develop the Gaming Facility, including without limitation, design, construction and furnishing and equipping same.

      "Effective Date" shall mean the date five days following the date on which all of the following listed conditions are satisfied:

            (i) written approval of this Agreement, the Development and Construction Agreement, the Loan Agreement, Note and Security Agreement is granted by the Chairman of the NIGC;

            (ii) written approval of a Nation Gaming Ordinance in form and substance satisfactory to Manager is granted by Chairman of the NIGC;

            (iii) written confirmation that the NIGC has approved the Nation's background checks of the Manager;

            (iv) Manager has received a certified copy of the ratifying Resolution which effectively confirms that it is the law of the Nation that the Management Agreement, Development and Construction Agreement, Loan Agreement, Note and Security Agreement and the exhibited documents attached thereto are the legal and binding obligations of the Nation, valid and enforceable in accordance with their terms;

            (v) The Property is owned by the United States of America in trust for the Nation, and Manager has satisfied itself as to the Nation's control of the site and its suitability for construction of the contemplated Gaming Facility;

            (vi) The Compact is duly approved by the United States; and

            (vii) Receipt by Manager of all applicable and required licenses.

The parties agree to cooperate and to use their best efforts to satisfy all of the above conditions at the earliest possible date. Manager agrees to memorialize the satisfaction of (v), (vi) and (vii) each as well as the Effective Date in a writing signed by Manager and delivered to the NIGC.

      "Enterprise Employee Policies" shall have the meaning given to it in
Article 4.19.

      "Furnishings and Equipment" shall mean all furniture, furnishings and equipment required or used in the operation of the Gaming Enterprise in accordance with the plans and specifications of the Gaming Facility.

      "Gaming" shall mean any and all activities defined as Class II or Class III Gaming under the IGRA or authorized under the Compact.

      "Gaming Agency" shall mean the Tribal Council or a subordinate body created pursuant to the Nation's Gaming Ordinance to regulate Gaming in accordance with the Compact, the IGRA and the Nation's Gaming Ordinance.

      "Gaming Enterprise" or "Enterprise" is any commercial enterprise of the Nation authorized by the IGRA and/or the Compact and operated and managed by Manager in accordance with the terms and conditions of this Agreement to engage Gaming; and any other lawful commercial activity related to Gaming allowed in the Gaming Facility including, but not limited to, Automatic Teller Machines ("ATM"), and the retail sale of food, beverages, tobacco, gifts and souvenirs. The Gaming Enterprise includes any building or accommodation used for Class II and Class III Gaming and related on-site retail sales owned by the Nation or any instrumentality of the Nation related to Class II or Class III Gaming wherever situated, but shall not include any hotel or resort properties adjacent to or near the Gaming Facility or the Enterprise. The Nation shall have the sole proprietary interest in and responsibility for the conduct of all Gaming conducted by the Gaming Enterprise, subject to the rights and responsibilities of the Manager under this Agreement.

      "Gaming Facility" shall mean the buildings, improvements, and fixtures, now or hereafter located therein or thereon and associated and adjacent real property owned by the Nation, or in which the Nation has an interest, within which the Gaming Enterprise will be housed, all as located on the Property. Upon the satisfaction of the conditions precedent, as set forth in Article 1.2, title to the Property and the Gaming Facility shall merge and continue to be held by the United States of America in trust for the Nation.

      "General Manager" shall mean the person employed to direct the operation of the Gaming Facility.

      "Generally Accepted Accounting Principles" or "GAAP" shall mean those principles defined by the Financial Accounting Standards Board, and the NIGC pursuant to the IGRA.

      "Gross Gaming Revenue" or "Win" shall mean the net win from gaming activities which is the difference between gaming wins and losses before deducting costs and expenses, determined in accordance with GAAP consistently applied.

      "Gross Revenues" shall mean all revenues of any nature derived directly or indirectly from the Gaming Enterprise including, without limitation, Gross Gaming Revenue (Win), interest earned on bank accounts established for the deposit of Gaming receipts, food and beverage sales and other rental or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires), and revenue recorded for Promotional Allowances, determined in accordance with GAAP consistently applied.

      "Hard Count" shall mean the count of the coin or tokens in a slot machine drop bucket.

      "IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701 et seq. as same may, from time to time, be amended.

      "Legal Requirements" shall mean singularly and collectively all applicable laws including without limitation the Nation's Gaming Ordinance, all other laws or regulations of the Nation, the IGRA, the Compact and applicable federal and Connecticut statutes.

      "Loan Agreement" shall mean the loan agreement between the Nation and a third party lender the proceeds of which are to be used exclusively to develop, design, construct, furnish, equip and provide start-up and working capital for the Gaming Enterprise.

      "Manager's Representative" shall mean the person designated by the Manager to sit on the Business Board. The Manager's Representative shall serve as the liaison between the Manager and the Nation during the term of the Agreement.

      "Minimum Balance" shall mean that sum of money agreed to by the Business Board to be maintained in the Gaming Enterprise Bank Account(s) to serve as working capital for Gaming Facility operations. The Minimum Balance may be adjusted by the Business Board at any time after the Commencement Date.

      "Minimum Priority Payment" shall mean the amount of FIFTY THOUSAND DOLLARS AND 00/100 ($50,000.00) to be paid as provided in Article 6.4 of this Agreement.

      "Nation Gaming Ordinance" or "Mohegan Nation Gaming Ordinance" is the ordinance and any amendments thereto enacted by the Mohegan Tribe of Indians of Connecticut, which authorizes and regulates gaming on the Mohegan Reservation.

      "Nation" shall mean the Mohegan Tribe of Indians of Connecticut, a federally recognized Indian tribe, its permitted successors and assigns, including any subordinate body, agent, political subdivision, agency, or committee thereof, or any corporation wholly owned thereby created pursuant to any resolution or ordinance of the Mohegan Tribal Council.

      "Nation's Representative" shall mean the person designated by the Nation to sit on the Business Board. The Nation's Representative shall serve as the liaison between the Nation and the Manager during the term of this Agreement.

      "National Indian Gaming Commission" or "NIGC" is the commission established pursuant to 25 U.S.C. ss. 2704.

      "Net Revenues (gaming)" for the purposes of this Agreement shall mean Gross Gaming Revenue (Win) from Class II or Class III gaming, less all gaming related Operating Expenses, excluding the Management Fee, determined in accordance with GAAP consistently applied.

      "Net Revenues (other)" for the purposes of this Agreement shall mean Gross Revenues, of the Gaming Enterprise from all other sources other than Gaming in support of Class II or Class III gaming, such as food and beverage, entertainment, and retail, less all related Operating Expenses, excluding the Management Fee and less the retail value of Promotional Allowances, and less the following revenues actually received by the Gaming Enterprise and included in Gross Revenues: (i) any gratuities or service charges added to a customer's bill; (ii) any credits or refunds made to customers, guests or patrons; (iii) any sums and credits received by the Gaming Enterprise for lost or damaged merchandise; (iv) any sales, excise, gross receipt, admission, entertainment, tourist or other taxes or charges (or assessments equivalent thereto, or payments made in lieu thereof) which are received from patrons and passed on to a governmental or quasi-governmental entity; (v) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets; (vi) any fire and extended coverage insurance proceeds other than for business interruption; (vii) any condemnation awards other than for temporary condemnation; (viii) any proceeds of financing or refinancing; and
(ix) any interest on the Replacement Reserve Fund, determined in accordance with GAAP consistently applied, and 25 U.S.C. ss. 2703 (9). The term "Net Revenues" without reference to "(gaming)" or "(other)" shall mean the aggregate of Net Revenue (gaming) and Net Revenue (other).

      "Note" shall mean the promissory note executed by the Nation in favor of a lender or lenders pursuant to the Loan Agreement.

      "Operating Expenses" shall mean expenses of the operation of the Gaming Enterprise determined in accordance with GAAP, consistently applied.

      "Promotional Allowances" shall mean the retail value of transportation, complimentary hotel accommodations, food, beverages, merchandise, chips, tokens, shows, or services provided to patrons for promotional purposes.

      "Property" shall mean the parcel of land described in Exhibit A, or such other parcel, approved by Manager, to be held by the United States of America in trust for the Nation.

      "Security Agreement" shall mean that agreement to be entered into between the Nation and the lender or lenders under the Loan Agreement, which sets out the various rights and obligations of the parties related to the Nation's borrowing to develop, construct, furnish, equip and open the Gaming Facility.

      "Soft Count" shall mean the count of the contents in a drop box (Tables) and all non-coin revenue and credits from slot machines.

      "Tribal Council" shall mean the Mohegan Tribal Council created pursuant to the Nation's Constitution or, at the option of the Nation, a designee agency, committee, corporation or council created pursuant to any resolution or ordinance of the Mohegan Tribal Council.

3. Covenants. In consideration of the mutual covenants contained in this Agreement, the parties agree and covenant as follows:

      3.1 Engagement of Manager. The Nation hereby retains and engages Manager as an independent contractor for the purposes of managing the Gaming Enterprise and training Nation members and others in the management of the Gaming Enterprise. Nothing contained herein grants or is intended to grant

Manager a titled interest to the Gaming Facility or to the Gaming Enterprise. The Manager hereby accepts such retention and engagement and promises to use its best efforts to promote and manage the Gaming Enterprise and to train Nation members.

      3.2 Term. This Agreement shall become effective on the Effective Date. The term of this Agreement shall begin on the Commencement Date and continue for a period of seven (7) years.

      3.3 Exclusivity of Operations. Except as otherwise mutually agreed, the Manager and the Nation agree that during the term of this Agreement neither the Manager nor any affiliated or controlled entities will establish or operate any other Gaming Facility in Connecticut or Rhode Island without the written consent of the Nation, which consent shall not be unreasonably withheld. Nothing contained herein shall impair Manager's right to develop, own and operate gaming facilities outside Connecticut or Rhode Island. During the term of the provisions of this Agreement relating to management of gaming (the "gaming term"), the Nation shall not, without the prior written approval of the Manager, which consent shall not be unreasonably withheld, conduct gaming at any location other than the Property.

      3.4 Establishment and Operation of Business Board. Within seven days of the Effective Date: (1) the Manager shall designate the Manager's Representative and notify the Nation pursuant to Article 7; (2) the Nation shall designate the Nation's Representative and notify the Manager pursuant to Article 7. The Business Board shall have the obligations, rights and powers described in this Agreement. In order to be effective, any action of the Business Board must be the result of mutual agreement by the Business Board members or their designees. In the event mutual agreement cannot be reached, the appropriate action shall be determined in the manner provided in Article 16.3.

      3.5 Manager's Compliance With Law; Licenses. The Manager covenants that it will at all times comply in all material respects with all Legal Requirements, including the Nation's Gaming Ordinance, the IGRA, the Compact, applicable Connecticut statutes and any licenses issued under any of the foregoing. The Manager, Manager's executive officers, and all other persons required by applicable law shall be licensed to operate the Gaming Enterprise pursuant to the Nation's Gaming Ordinance. The Nation shall not unreasonably withhold, withdraw, qualify or condition such licenses.

      3.6 Nation's Amendments to Nation's Gaming Ordinance. The Nation covenants that any amendments made to the Nation's Gaming Ordinance will be a legitimate effort to ensure that Gaming is conducted in a manner that adequately protects the environment, the public health and safety, or the integrity of the Gaming Enterprise. The Nation further covenants that any amendments to the Nation's Gaming Ordinance will comply with the foregoing standard. Except as required by State or federal law, the Nation will not adopt any amendments to the Nation's Gaming Ordinance that would have a material adverse effect on the Manager's rights under this Agreement, the Development and Construction Agreement, the Loan Agreement, the Note, the Security Agreement, or any document executed by the parties related thereto.

      3.7 Management Fee. The Nation agrees to pay the Manager a Fee (the "Management Fee") of forty percent (40%) of Net Revenues (gaming) and Net Revenues (other), as defined in this Agreement, and pursuant to Article 6 of this Agreement.

4. Business and Affairs in Connection with Gaming Enterprise.

      4.1 Manager's Authority and Responsibility. All business and affairs in connection with the day-to-day operation, management and maintenance of the Gaming Enterprise and the Gaming Facility, including the establishment of operating days and hours, shall be the responsibility of the Manager. The Manager is hereby granted all power and authority which is necessary or appropriate to act, through the General Manager, in order to fulfill its responsibilities under this Agreement. Manager agrees to employ good management practices, including competitive selection of goods and services, where appropriate.

      4.1.1 Selection of General Manager. The selection of the General Manager shall be subject to approval by the Nation, by resolution of the Tribal Council, and such officer shall be removed at the request of the Nation, by resolution of the Tribal Council, with the consent of the Manager which consent shall not be unreasonably withheld.

      4.2 Duties of the Manager. In managing, operating, maintaining and repairing the Gaming Enterprise and the Gaming Facility the Manager's duties shall include, without limitation, the following:

            4.2.1 Management. The Manager shall use reasonable measures for the orderly administration, management, and operation of the Gaming Enterprise and the Gaming Facility.

            4.2.2 Compliance. The Manager shall comply in all material respects with all present and future statutes, regulations and ordinances of the Nation. The Nation shall take no action and adopt no statute or ordinance that prejudices or adversely affects the Manager's rights under this Agreement or that violates the Indian Civil Rights Act (25 U.S.C. ss.ss. 1301-1303). Prior to any changes in the Nation's land use or zoning regulations or ordinances during the term of this Agreement, the Manager and the Nation shall jointly determine whether the Property shall be exempt from such changes.

            4.2.3 Required Filings. The Manager shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and W-2G reports that may be required by the Internal Revenue Service of the United States or under the Compact.

            4.2.4 Contracts in Nation's Name and at Arm's Length. Contracts for the operations of the Gaming Enterprise shall be entered into in the name of the Nation and signed by the General Manager pursuant to annual budgets approved by or with the written consent of the Nation. Contracts requiring the expenditure in any fiscal year in excess of $25,000 shall require the approval of the Business Board. No contracts for the supply of goods or services to the Gaming Enterprise shall be entered into with parties affiliated with the Manager or its officers or directors unless the affiliation is disclosed to and approved by the Business Board, and the contract terms are no less favorable for the Gaming Enterprise than could be obtained from a non-affiliated contractor. Nothing in this Article shall preclude the application of Article 4.15 to any contract. Notwithstanding anything to the contrary contained herein, contracts for the supply of any goods or services paid for entirely by the Manager may be provided by parties affiliated with the Manager or its officers or directors. Payments on such contracts, which shall be entered into in Manager's name only, shall not constitute Operating Expenses and shall be the sole responsibility of the Manager.

            4.2.5. Financing. The Manager shall assist the Nation in obtaining financing for the Enterprise. Any fees associated with this effort which might otherwise be paid by the lender to Manager shall be applied to reduce the principal amount.

      4.3 Security and Surveillance. Subject to the law enforcement authority of the Nation, the Manager shall provide for appropriate security and surveillance for the operation of the Gaming Facility. All aspects of Gaming Facility security and surveillance shall be the responsibility of the Manager. Any security officer designated by the Nation shall be bonded and insured, either individually or under blanket policies, in an amount commensurate with his or her enforcement duties and obligations. The cost of any charge for fire, ambulance or other emergency public safety services will be an Operating Expense. The Nation shall have sole responsibility for security and surveillance outside the Gaming Facility. The Nation shall have full 24 hour access to the entire Gaming facility, including the surveillance room, and to all surveillance tapes and records. All surveillance and security records of any kind, including tapes, computer records and written files, shall be maintained at the Gaming Facility.

      4.4 Damage, Condemnation or Impossibility of the Gaming Enterprise. If, during the term of this Agreement, the Gaming Facility is damaged or destroyed by fire, war, or other casualty, or by an Act of God, or is taken by condemnation or sold under the threat of condemnation, or if Gaming on the Property is prohibited as a result of a decision of a court of competent jurisdiction or by operation of any applicable legislation, the Manager shall have the following options:

            4.4.1 Recommencement of Operations. The Manager shall have the option to continue its interest in this Agreement and to commence or recommence the operation of Gaming at the Gaming Facility if, at some point during the term of this Agreement, such commencement or recommencement shall be legally and commercially feasible in the sole judgment of the Manager.

            4.4.2 Repair or Replacement. If the Gaming Facility is damaged, destroyed or condemned so that Gaming can no longer be conducted at the Gaming Facility, the insurance or condemnation proceeds shall, at the option of the Business Board, be utilized to restore or replace the Gaming Facility and to reopen the Gaming Enterprise, and the Manager may within 60 days after the casualty, choose to reconstruct the Gaming Facility to a condition at least comparable to that before the casualty occurred. If the Business Board elects to reconstruct the Gaming Facility and if the insurance proceeds or condemnation awards are insufficient to reconstruct the Gaming Facility to such condition, the Manager may, in its sole discretion, supply such additional funds as are necessary to reconstruct the Gaming Facility to such condition and such funds shall, with the prior consent of the Nation and the B.I.A. or NIGC, as appropriate, constitute a loan to the Nation, secured by the revenues from the Gaming Enterprise and repayable upon such terms as may be agreed upon by the Nation and the Manager. The loan provided for herein shall not be subject to the ceiling set forth in the Development and Construction Agreement. If the insurance proceeds are not used to repair the Gaming Facility, the Nation shall have the sole right to adjust and settle any and all claims for such insurance proceeds or condemnation awards, and such proceeds or award shall be applied first to the amounts due under the Loan Agreement, Note or Security Agreement (including principal, interest and premium, if any); second, any other loans; third, any undistributed Net Revenues pursuant to
      Article 6 of this Agreement, and fourth, any surplus shall be distributed to the Nation and/or to the Manager as their interests may appear. Proceeds of property hazard insurance remaining after all financing obligations are repaid shall belong to the Nation. Proceeds of business interruption insurance shall be included in the Gross Revenues of the Gaming Enterprise.

            4.4.3 Other Business Purposes. The Manager shall have the option to use the Gaming Facility for other purposes included in the Gaming Enterprise and reasonably incidental to Class II and Class III Gaming, provided the Business Board has approved such purposes (which approval shall not be unreasonably withheld). For any purpose other than Gaming, the Manager and the Business Board shall obtain all approvals necessary under applicable law.

            4.4.4 Termination of Gaming. The Manager shall have the option at any time following the cessation of Gaming on the Property to notify the Nation in writing that it is terminating operations under this Agreement, in which case the Manager shall retain any rights to undistributed Net Revenues pursuant to Article 6 of this Agreement, and any rights pursuant to Article 16 of this Agreement. If Manager does not elect to terminate this Agreement, it may take whatever action may be necessary to reduce expenses during such termination of Gaming.

            4.4.5 Tolling Of the Agreement. If, after a period of cessation of Gaming on the Property, the recommencement of Gaming is possible, and if the Manager has not terminated this Agreement under the provisions of
      Article 4.4.4, the period of such cessation shall not be deemed to have been part of the term of the Management Agreement and the date of expiration of the term of the Management Agreement shall be extended by the number of days of such cessation period. Any reasonable payments made to any third party to eliminate rights acquired in the Property, the Gaming Facility or the Gaming Enterprise during the period of cessation shall constitute Operating Expenses of the Gaming Enterprise.

      4.5 Alcoholic Beverages and Tobacco Sales. During the term of this Agreement alcoholic beverages may be served at retail at the Gaming Facility if permissible in accordance with Section 14(b) of the Compact and applicable law as provided therein. The parties acknowledge that no enabling legislation of the Nation for the retail sale of alcoholic beverages is now in force, and that such legislation will be necessary in order to serve alcoholic beverages at the Gaming Facility. When such legislation is subsequently enacted, and all requisite approvals are obtained and all Legal Requirements are met, the Nation and the Manager may mutually agree to include service of such beverages within the Gaming Enterprise. If such legislation is enacted, it shall provide for the service of such beverages to the maximum extent permitted by the Compact.

      Tobacco may be sold at retail at the Gaming Facility subject to and in accordance with the Nation's licensing requirements and other applicable law.

      4.6 Employees.

            4.6.1 Manager's Responsibility. Manager shall have, subject to the terms of this Agreement, the exclusive responsibility and authority to direct the selection, retention, training, control and discharge of all employees performing regular services for the Gaming Enterprise in connection with the maintenance, operation, and management of the Gaming Enterprise and the Gaming Facility and any activity upon the Property.

            4.6.2 Nation's Employees. All employees of the Gaming Enterprise will be employees of the Nation.

            4.6.3 Off-Site Employees. Manager shall also have the right to use employees of Manager, Manager's parent and subsidiary and affiliated companies not located at the Facilities to provide services to the Facilities ("Off-Site Employee") with the reasonable approval of the Tribal Council. The provisions of Article 4.6.5 shall also apply to the extent of any such work. All expenses, costs (including, but not limited to, salaries, benefits and severance pay), liabilities and claims which are related to employees working on-site and Off-Site Employees shall be, subject to the Budget approved by the Business Board, start-up expenses or Operating Expenses as appropriate.

            4.6.4 Nation's Inspector(s). The Nation shall select the Nation Inspector(s) who shall be employed by the Nation and shall have the full access to inspect all aspects of the Gaming Enterprise, including the daily operations of the Gaming Enterprise, and to verify daily Gross Revenues and all income of the Gaming Enterprise, at any time without notice, in a manner which does not hamper or impede the normal course of business. The General Manager or his or her designee may accompany the Nation's Inspector(s) upon any inspection. The salary and benefits, if any, of the Nation's Inspector(s) and other terms of employment shall be approved by the Business Board. The Nation's Inspector(s) shall report directly to the Nation.

            4.6.5 Indian Employment Preference and Training. In order to maximize benefits of the Gaming Enterprise to the Nation, the Manager shall, during the term of this Agreement, give preference in recruiting, training and employment to qualified members of the Nation and their spouses and children in all job categories of the Gaming Enterprise, including management positions. Thereafter, preference shall be given to qualified, enrolled members of other federally recognized Indian tribes. The Manager shall provide training programs for Nation members and their spouses and children. Such training programs shall be available to assist Nation members in obtaining necessary skills and qualifications relating to all job categories.

            The Manager shall use its best efforts to recruit and train Nation members, spouses and children, including without limitation: providing job fairs for members of the Nation and clearly specifying in all job advertisements the preference for Nation members.

            4.6.6 Removal of Employees. The General Manager will act in accordance with the Enterprise Employee Policies with respect to the discharge, demotion or discipline of any Enterprise employee. The Nation shall have the right to remove the Nation's Inspector(s), subject to any contractual rights of such persons. Before any such removal, the Manager or the Nation, as the case may be, shall notify the Nation and the Manager.

      4.7 Marketing and Advertising. The Manager shall have responsibility, in consultation with the Nation, to advertise and promote the Gaming Enterprise. Manager may participate in sales and promotional campaigns and activities involving Promotional Allowances. Manager, in marketing and advertising the Gaming Facility, shall, pursuant to Articles 4.2.4 and 4.6.3, have the right to use marketing, transportation, advertising and other employees and services of Manager, its partners, parent and affiliated companies not located at the Gaming Facility.

      4.8 Pre-Opening. Six (6) months prior to the scheduled Opening Date, Manager shall commence implementation of a pre-opening program which shall include all activities necessary to financially and operationally prepare the Facilities for opening. To implement the pre-opening program, Manager shall prepare a comprehensive pre-opening budget which shall be submitted to the Business Board for its approval sixty (60) days after the Effective Date ("Pre-Opening Budget"). All costs and expenses of the pre-opening program shall be paid from a special bank account(s) opened by Manager in the name of the Nation upon which only Business Board's designees shall be authorized to draw ("Pre-Opening Bank Account(s)"). After all pre-opening expenses have been paid, the balance in the Pre-Opening Bank Account(s) shall be transferred to the Depository Account and the Pre-Opening Bank Account(s) closed.

      4.9 Operating Budgets. Manager shall, prior to the scheduled Commencement Date, submit to the Tribal Council, for its approval, a detailed proposed budget, including compensation for all key employees and projected contracts with third party vendors and consultants, for the remainder of the current fiscal year ("Budget"). Thereafter, Manager shall, not less than sixty (60) days prior to the commencement of each full or partial fiscal year, submit to the Tribal Council, for its approval, a proposed Budget for the ensuing full or partial fiscal year, as the case may be.

      The Council's approval of the Budget shall not be unreasonably withheld or delayed. Manager shall meet with the Tribal Council to discuss the proposed Budget and the Council's approval shall be deemed given unless a specific written objection thereto is delivered to Manager within thirty (30) days after Manager and the Tribal Council have met to discuss the proposed Budget. If the Tribal Council for any reason declines to meet with Manager to discuss a proposed Budget, it shall be deemed to have given its consent unless a specific written objection is delivered by it to Manager within fifteen (15) days after the date the proposed Budget is submitted to the Tribal Council. The Tribal Council shall review the Budget on a line-by-line basis. To be effective, any notice which disapproves a proposed Budget must contain specific objections in reasonable detail to individual line items.

      If the initial proposed Budget contains disputed budget item(s), the Tribal Council and Manager agree to cooperate with each other in good faith to resolve the disputed or objectionable proposed item(s). In the event the Tribal Council and Manager are not able to reach mutual agreement concerning any disputed or objectionable item(s) within a period of fifteen (15) days after the date the Tribal Council provides written notice of its objection to Manager, either party shall be entitled to submit the dispute to arbitration in accordance with Article 16 of this Agreement. If the Tribal Council and Manager are unable to resolve the disputed or objectionable item(s) prior to the commencement of the applicable fiscal year, the undisputed portions of the proposed Budget shall be deemed to be adopted and approved and the corresponding line item(s) contained in the Budget for the preceding fiscal year shall be adjusted as set forth herein and shall be substituted in lieu of the disputed item(s) in the proposed Budget. Those line items which are in dispute shall be determined by increasing the preceding fiscal year's actual expense for the corresponding line items by an amount determined by Manager which does not exceed the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items (1982-1984=100) for the fiscal year prior to the fiscal year with respect to which the adjustment to the line item(s) is being calculated or any successor or replacement index thereto. The resulting Budget obtained in accordance with the preceding sentence shall be deemed to be the Budget in effect until such time as Manager and the Tribal Council have resolved the items objected to by the Tribal Council.

      Manager may, after notice to the Tribal Council, revise the Budget from time-to-time, as necessary, to reflect any unpredicted significant changes, variables or events or to include significant, additional, unanticipated items of expense. Manager may, after notice to the Tribal Council reallocate part or all of the amount budgeted with respect to any line item to another line item and to make such other modifications to the Budget as Manager deems necessary, provided that: (i) the individual or cumulative modifications of the Budget for any profit center shall not exceed five percent (5%) of the approved Budget for that profit center, and (ii) do not otherwise conflict with the terms of this Agreement. Budget adjustments which exceed 5% shall require the approval of the Business Board. Budget adjustments which otherwise vary from the terms of this Agreement shall, upon the request of the Nation's Representative, require the written approval of the Tribal Council. In addition, in the event actual Gross Revenues for any fiscal period are greater than those provided for in the Budget, the amounts approved in the Budget for guest services, food and beverage, telephone, utilities, marketing Promotional Allowances and the repair and maintenance of the Gaming Facility for any fiscal month shall be automatically deemed to be increased to an amount that bears the same relationship (ratio) to the amounts budgeted for such items as actual Gross Revenue for such fiscal month bears to the projected Gross Revenue for such fiscal month. The Nation acknowledges that the Budget is intended only to be a reasonable estimate of the Gaming Enterprise revenue and expenses for the ensuing fiscal year. Manager shall not be deemed to have made any guarantee, warranty or representation whatsoever in connection with the Budget.

      4.10 Capital Budgets. Manager shall, not less than forty-five (45) days prior to the commencement of each fiscal year, submit to the Tribal Council a recommended "Capital Budget" for the ensuing full or partial fiscal year, as the case may be, for furnishings, equipment, and ordinary capital replacement items ("Capital Replacements") as shall be required to operate the Gaming Enterprise in accordance with sound business practices. The Tribal Council and Manager shall meet to discuss the proposed Capital Budget and the Tribal Council shall be required to make specific written objections to a proposed Capital Budget in the same manner and within the same time periods specified in Article 4.9 with respect to a Budget. The Tribal Council shall not unreasonably withhold or delay its consent. Unless the Tribal Council and Manager otherwise agree, Manager shall be responsible for the design and installation of Capital Replacements, subject to the Tribal Council's approval and right to inspect.

      4.11 Capital Replacements. The Nation shall effect and expend such amounts for any Capital Replacements as shall be required, in the course of the operation of the Gaming Enterprise, to maintain the Gaming Enterprise in compliance with any Legal Requirements and to comply with the Business Board's recommended programs for renovation, modernization and improvement intended to keep the Gaming Enterprise competitive in its market, maintain first class standards for the Enterprise, or to correct any condition of an emergency nature, including without limitation, maintenance, replacements or repairs which are required to be effected by the Nation, which require immediate action to preserve and protect the Gaming Facility, assure its continued operation, and/or protect the comfort, health, safety and/or welfare of the Gaming Facility's guests or employees. Manager is authorized, upon consultation with the Tribal Council, to take all steps and to make all expenditures from the Disbursement Account, described at Article 4.24, or Reserve Fund, described at Article 4.14 (in the case of expenditures for Capital Replacements), as it deems necessary to repair and correct any such condition, regardless whether such provisions have been made in the Budget for any such expenditures, and the cost thereof may be advanced by Manager and reimbursed from future revenues. Design and installation of Capital Replacements shall be effected in a time period and subject to such conditions as the Business Board may establish to minimize interference with or disruption of ongoing operations.

      4.12 Replacement Reserve Fund. Manager shall establish an account (the "Replacement Reserve Fund" or the "Reserve Fund") on the books of account of the Gaming Enterprise, and the contributions by or on behalf of the Nation as required by Article 4.13 shall be placed into an account established in the Nation's name at a bank designated by the Business Board. These contributions shall not be deemed to be Operating Expenses. Deposits by the Nation shall be made as capital expenditures and shall not reduce Net Revenues. Deposits made on behalf of Manager shall reduce the amount otherwise payable pursuant to Article 6.1. These payments shall be made pursuant to Article 4.13 and to the priorities described at
Article 6.4 of this Agreement. The parties shall make deposits to the Reserve Fund in the same proportion as the allocation of Net Revenues (60% from the Nation and 40% from the Manager). All amounts in the Reserve Fund shall be invested in interest bearing investments to the extent that availability of funds, when required, is not thereby impaired.

      4.13 Periodic Contributions to Reserve Fund. There shall be paid over into the Reserve Fund each Fiscal Month an amount equal to one twelfth of the amount required as provided by a schedule determined by the Business Board. The cash amounts required to be so deposited shall be calculated and deposited into the Reserve Fund, in arrears, no later than the twenty-first (21st) day of the Fiscal Month immediately following the Fiscal Month with respect to which an accrual is made. In addition, all proceeds from the sale of capital items no longer needed for the operation of the Gaming Enterprise, and the proceeds of any insurance received in reimbursement for any items previously paid for from the Reserve Fund, shall be deposited into the Reserve Fund upon receipt.

      4.14 Use and Allocation of Reserve Fund. Any expenditures which have been approved by the Nation in a Budget may be paid from the Reserve Fund without further additional approval from the Nation. Any amounts remaining in the Reserve Fund at the close of any Fiscal Year shall be carried forward and retained in the Reserve Fund until fully used. If amounts in the Reserve Fund at the end of any Fiscal Year plus the anticipated contributions to the Reserve Fund for the next ensuing Fiscal Year are not sufficient to pay for replacements authorized by the Annual Plan for such ensuing Fiscal Year, then additional funds, in the amount of the projected deficiency, may be advanced by the Manager and reimbursed by the Nation from future revenues in accordance with Article 6.4.

      4.15 Contracting. In entering into contracts for the supply of goods and services for the Gaming Enterprise, the Manager shall give preference to qualified members of the Nation, their spouses and children, and qualified business entities certified by the Nation to be controlled by members of the Nation.

      "Qualified" shall mean a member of the Nation, a member's spouse or children, or a business entity certified by the Nation to be controlled by members of the Nation, who or which is able to provide services at competitive prices, has demonstrated skills and abilities to perform the tasks to be undertaken in an acceptable manner, in the Manager's opinion, and can meet the reasonable bonding requirements of the Manager. The Manager shall provide written notice to the Nation in advance of all such contracting, subcontracting and construction opportunities in excess of $10,000 (TEN THOUSAND DOLLARS).

      4.16 Determination of Qualifications and Compensation. Subject to Articles 4.3, 4.18 and 4.19, Manager shall have the sole responsibility for determining whether a prospective employee is qualified and the appropriate level of compensation to be paid thereto.

      4.17 Litigation. If the Nation, the Manager, the Business Board or any employee of the Nation or Manager at the Gaming Facility or of the Gaming Enterprise is sued by any person not a party to this Agreement, or is alleged by any person not a party to this Agreement, to have engaged in unlawful or discriminatory acts in connection with the operation of the Gaming Enterprise, the Nation or the Manager, as appropriate, shall defend such action. Any cost of such litigation shall constitute an Operating Expense, or, if incurred prior to the Commencement Date, shall be a Start-up Expense. Nothing in this Article shall be construed to waive or limit the Nation's sovereign immunity.

      4.18 Employee Background Investigations. A background investigation shall be conducted in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable. No individual whose prior activities, criminal record, if any, or reputation, habits and associations pose a threat to the public interest, the effective regulation of Gaming, or to the gaming licenses of the Manager or any of its affiliates, or create or enhance the dangers of unsuitable, unfair or illegal practices and methods and activities in the conduct of Gaming, shall be employed by the Manager or the Nation. The background investigation procedures shall be formulated in consultation with the Manager and shall satisfy all regulatory requirements independently applicable to the Manager. Any cost associated with obtaining such background investigations shall constitute an Operating Expense, provided, however, the costs of background investigations relating to shareholders, officers, directors or key employees of the Manager or of the Tribal Council shall not constitute an Operating Expense. The Manager and the Nation shall provide all information required by the NIGC with respect to background investigations for Class II Gaming required by the IGRA.

      4.19 Enterprise Employees Policy. The Manager shall prepare a draft of personnel policies and procedures (the "Enterprise Employee Policy"), including a job classification system with salary levels and scales, which policies and procedures shall be approved by the Tribal Council, which approval shall not be unreasonably withheld. The Enterprise Employee Policy shall include a grievance procedure in order to establish fair and uniform standards for the employees of the Nation engaged in the Enterprise. Any revisions to the Enterprise Employee Policy shall not be effective unless they are approved in the same manner as was the original Enterprise Employee Policy. All such actions shall comply with applicable law of the Nation.

      4.20 No Manager Wages or Salaries. Except for work performed for the benefit of the Gaming Facility as provided in Article 4.6.3, with respect to Manager's Off-Site Employees, neither the Manager nor any of its officers, directors or shareholders or any employees, shall be compensated by wages from or contract payments by the Gaming Enterprise for their efforts or for any work which they perform under this Agreement, other than loan repayments, reimbursement pursuant to the Security Agreement and the Management Fee paid to Manager under Article
6.4. Nothing in this subsection shall restrict the ability of an employee of the Gaming Enterprise to purchase or hold stock in the Manager, its parents, subsidiaries or affiliates where (i) such stock is publicly held, and (ii) such employee acquires, on a cumulative basis, less than ten percent (10%) of the outstanding stock in the corporation.

      4.21 Internal Control Systems. The Manager shall install systems for monitoring of all funds, which systems shall be submitted to the Business Board for approval in advance of implementation, which approval shall not be unreasonably withheld. The Nation shall retain the right to review all internal control systems and any changes instituted to the internal control systems of the Gaming Enterprise. The Nation shall have the right to retain an auditor to review the adequacy of the internal control systems prior to the Commencement Date. The cost of such review shall constitute a Start-up Expense. Any significant changes in such systems after commencement of operation of the Gaming Facility also shall be subject to review and approval by the Nation. The Nation and the Manager shall have the right and duty to maintain and police its internal control systems in order to prevent any loss of proceeds from the Gaming Enterprise. The Nation shall have the right to inspect and oversee the systems and to have the Nation's Inspector present to oversee the Hard Count and Soft Count room procedures at all times. The Manager shall install a closed circuit television system to be used for monitoring the Hard and Soft Count rooms and the cage area. The Nation's Inspector shall have full access to the closed circuit television system for use in monitoring the cash handling activities of the Gaming Enterprise.

      4.22 Bank Accounts. The Business Board shall select a State or Federally chartered bank or banks for the deposit and maintenance of funds and shall establish such bank accounts as the Manager deems appropriate and necessary in the course of business and as consistent with this Agreement.

      4.23 Daily Deposits to Depository Account. Subject to Article 4.26 of this Agreement, the Manager shall establish for the benefit of the Nation in the Nation's name a Depository Account. The Manager shall collect all gross revenues and other proceeds connected with or arising from the operation of the Gaming Enterprise, the sale of all products, food and beverage, and all other activities of the Gaming Enterprise and deposit the related cash daily into the Depository Account at least once during each business day. All money received by the Gaming Enterprise on each day that it is open must be counted at the close of operations for that day or at least once during each 24-hour period. The parties hereto agree to obtain a bonded transportation service to effect the safe transportation of the daily receipts to the bank, if such service is available at a reasonable cost, which expense shall constitute an Operating Expense.

      4.24 Disbursement Account. The Manager shall establish for the benefit of the Nation in the Nation's name a Disbursement Account. The Manager shall, consistent with and pursuant to the approved Budget, have responsibility and authority for making all required payments for Operating Expenses, debt service, management fees, and disbursements to the Nation from the Disbursement Account.

      4.25 No Cash Disbursements. The Manager shall not make any cash disbursements from the bank accounts except for the payment of cash prizes and expenditures from the Cash Contingency Reserve Fund and Petty Cash Fund described in Article 4.26, any and all payments or disbursements by the Manager shall be made by check or wire transfer drawn against a bank account.

      4.26 Cash Contingency Reserve fund. Manager shall establish and maintain for the benefit of and in the name of the Nation a Cash Contingency Reserve Fund and a Petty Cash Fund, the amounts in which shall be established by the Business Board in conjunction with the establishment of the Budget, as an Operating Expense, or more often as approved by the Business Board. The Cash Contingency Reserve Fund shall be used to make transfers as necessary to the Disbursement Account and the cash prize reserve fund. The Petty Cash Fund shall be used for miscellaneous small expenditures of the Gaming Enterprise, and shall be maintained at the Gaming Facility.

      4.27 Transfers Between Accounts. The Manager has the authority to transfer funds from the Depository Account to the Disbursement Account in order to pay Operating Expenses and to pay debt service pursuant to the Loan Agreement and Note, the Security Agreement, Development and Construction Agreement and the fees payable to Manager pursuant to this Agreement.

      4.28 Insurance. The Manager, on behalf of the Nation, shall maintain, or cause its agents to maintain, with responsible insurance carriers licensed to do business in the State of Connecticut, insurance reasonably satisfactory to Nation covering the Gaming Facility and the operations of the Gaming Enterprise, naming the Nation and the Manager as insured parties, as follows:

            4.28.1 During the course of any new construction or remodeling, builder's risk insurance on an "all risk" basis (including collapse) on a non-reporting form for full replacement value covering the interest of the Nation in all work incorporated in the Gaming Facility, all materials and equipment on or about the Gaming Facility and any new construction or remodeling of the Gaming Facility. All materials and equipment in any off-site storage location intended for permanent use in the Gaming Facility, or incident to the construction thereof, shall be insured on an "all risk" basis as soon as the same have been acquired by the Nation.

            4.28.2 Commercial general liability insurance in an amount not less than One Hundred Million ($100,000,000) Dollars per occurrence for all activities on, about or in connection with the Gaming Facility. The commercial general liability insurance shall include premises liability, contractor's protective liability on the operations of all subcontractors, completed operations and blanket contractual liability. The automobile liability insurance shall cover owned, non-owned and hired vehicles.

            4.28.3 On or before the Completion Date, "all risk" insurance on the Gaming Facility against loss by fire, lightning, extended coverage perils, collapse, water damage, vandalism, malicious mischief and all other risks and contingencies, subject only to such exceptions as the Nation and the Manager may approve in an amount equal to the actual replacement costs thereof, without deduction for physical depreciation, with coverage for demolition and increased costs of construction, and providing coverage in an "agreed amount" or without provision for co-insurance.

            4.28.4 Worker's Compensation and Employer's Liability Insurance subject to the statutory limits of the State of Connecticut in respect of any work or other operations on, about or in connection with the Gaming Facility.

            4.28.5 Such other insurance with respect to the Gaming Facility and in such amounts as the Business Board from time-to-time may reasonably request against such other insurable hazards which at the time are commonly insured against in respect of property similar to the Gaming Facility.

            4.28.6 The insurance policies required under Articles 4.28.1, 4.28.3 and 4.28.5 above shall have a standard noncontributory endorsement naming Manager as an additional loss payee. The insurance required under Article
      4.28.2 above shall name the Manager as an additional insured. All insurance required hereunder shall contain a provision requiring at least 60 days' prior written notice to the Manager and the Nation before any cancellation, material changes or reduction shall be effective. Appropriate deductibles, approved by Manager shall be included for all types of insurance required under this Article 4.28. The Manager may effect any insurance coverage required by this Agreement under blanket insurance policies, provided that the Nation shall be furnished evidence satisfactory that the protection afforded the Nation and the Manager under such blanket insurance policy is not less than that which would have been afforded under separate policies relating only to the Gaming Facility.

      4.29 Accounting and Books of Account.

            4.29.1 Statements and Audits. The Manager shall prepare and provide to the Nation on a monthly, quarterly, and annual basis, operating statements which after the full year of operation will include comparative statements of all revenues, and all other amounts collected and received, and all deductions and disbursements made therefrom in connection with the Gaming Enterprise. A nationally recognized independent certified public accounting firm with casino industry experience selected by the Manager, subject to the reasonable approval of the Tribal Council, shall perform an annual audit of the books and records of the Gaming Enterprise and of all contracts for supplies, services or concessions reflecting Operating Expenses. The Business Board shall have full access to the audit process and all instructions to and reports from the auditor. The Nation, the B.I.A. and the NIGC shall also have the right to perform special audits of the Gaming Enterprise on any aspect of the Gaming Enterprise at any time without restriction. The costs incurred for such audits shall constitute an Operating Expense. Such audits shall be provided by the Nation to all applicable federal and state agencies, as required by law, and may be used by the Manager for reporting purposes under federal, foreign, and state securities and gaming laws, if required.

            4.29.2 Books of Account. The Manager shall maintain full and accurate books of account at an office in the Gaming Facility and at such other location as may be determined by the Manager, with the prior written consent of the Nation, which consent shall not be unreasonably withheld. The Nation and the Nation's Inspector shall have access to the daily operations of the Gaming Enterprise and shall have the unlimited right to inspect, examine, and copy all such books and supporting business records. Such rights may be exercised through an agent, employee, attorney, or independent accountant acting on behalf of the Nation. Nothing contained herein is intended to restrict Manager's right to utilize centralized accounting at an off-site location for the Gaming Enterprise, provided that the Nation shall have full 24-hour access to such accounting, and all related books and records at or from the gaming Facility.

            4.29.3 Accounting Standards. Manager shall maintain the books and records reflecting the operations of the Gaming Enterprise in accordance with the accounting practices of Manager in conformity with GAAP, and shall adopt and follow fiscal accounting periods as set by the Business Board. The Gaming Facility level generated accounting records reflecting detailed day-to-day transactions of the Gaming Facility's operations shall be kept pursuant to Article 4.29.2 of this Agreement. The accounting systems and procedures shall, at a minimum (i) include an adequate system of internal accounting controls; (ii) permit the preparation of financial statements in accordance with GAAP; (iii) be susceptible to audit; (iv) allow the Class II gaming operation, the Nation and the NIGC to calculate the annual fee payable pursuant to 25 Code of Federal Regulations Section 514.1; (v) permit the calculation and payment of the Management Fee described in Section 3.7; and (vi) provide for the allocation of Operating Expenses or overhead expenses among the Nation, the tribal gaming operation, and any other user of shared facilities and services.

              4.29.4 Depreciation Schedules. Depreciation schedules for all assets of the Enterprise shall be determined by the Business Board in accordance with GAAP, consistently applied, and with consideration of the Replacement Reserve Fund.

5. Liens. The Nation specifically warrants and represents to the Manager that during the term of this Agreement the Nation shall not act in any way whatsoever, either directly or indirectly, to cause any party to become an encumbrancer or lienholder of the Property or the Gaming Facility, other than Manager or the lender under the Loan Agreement, or to allow any party to obtain any interest in this Agreement without the prior written consent of the Manager, and, where applicable, consent from the United States. The Manager specifically warrants and represents to the Nation that during the term of this Agreement the Manager shall not act in any way, directly or indirectly, to cause any party to become an encumbrancer or lienholder of the Property or the Gaming Facility, or to obtain any interest in this Agreement without the prior written consent of the Nation, and, where applicable, the United States. The Nation and the Manager shall keep the Gaming Facility and Property free and clear of all mechanics' and other liens resulting from the construction of the Gaming Facility and all other liens which may attach to the Gaming Facility or the Property, which shall at all times remain the property of the United States in trust for the Nation. Manager shall have the right to contest any such liens on behalf of the Nation. If any such lien is claimed or filed, it shall be the duty of the Nation and the Manager to discharge the lien within 30 days after having been given written notice of such claim, either by payment to the claimant, by the posting of a bond and the payment into the court of the amount necessary to relieve and discharge the Property from such claim, or in any other manner which will result in the discharge of such claim.

      Notwithstanding the foregoing, purchase money security interests in personal property may be granted with the prior written consent of the Nation and, when necessary, the B.I.A., United States Department of Interior or the NIGC as appropriate.

6. Management Fee. Reimbursement and Disbursement.

      6.1 Management Fee. Subject to the provisions of Articles 6.4 and 4.12, on or before the twenty-fifth (25th) day of each fiscal month after the first full month of operation, Manager is authorized by the Nation to pay itself from the Bank Account(s) a fee which is forty percent (40%) of Net Revenues (gaming) and Net Revenues (other).

      6.2 Disbursements. As and when received by Manager, Revenues shall be deposited in the Bank Account(s) created pursuant to Article 4.22 of this Agreement There shall, in turn, be disbursed by Manager, on a monthly basis, for and on behalf of the Nation, funds from the Bank Account(s) to pay to the extent available

Operating Expenses and required deposits into the Reserve Fund.

        Manager will reserve funds (in excess of the Minimum Balance), on an annualized basis, in the Bank Account each Fiscal Month for payment of any Operating Costs or any of the above items which Manager has a duty to pay that are not paid on a monthly basis (e.g., insurance premiums, etc.).

      6.3 Adjustment to Bank Account. After the disbursements pursuant to
Article 6, and establishment of any reserves for future disbursements as the Manager deems necessary, taking into account anticipated cash flow and Operating Costs at the Gaming Facility, any excess funds remaining in the Bank Account over the Minimum Balance (and such reserves) shall be disbursed monthly in accordance with Article 6.4.

      6.4 Payment of Fees and Nation Disbursement. Within 25 days after the end of each calendar month of operations, the Manager shall calculate and report to the Nation the Gross Revenues, Operating Expenses, and Net Revenues (gaming and Net Revenues (other)) of the Gaming Enterprise for the previous month's operations and the year's operations to date. Such Net Revenues, less any amount reasonably needed to maintain a Cash Contingency Reserve Fund as previously agreed upon by the Business Board, shall be disbursed from the Bank Account(s) to the extent available to pay the scheduled items to the extent due and payable and earned in the following order of priority:

      First Minimum Priority Payment shall have first priority and shall be paid monthly in the amount of FIFTY THOUSAND DOLLARS AND 00/100 ($50,000.00). Minimum Priority Payments shall be charged against the Nation's distribution of Net Revenues and, where there is insufficient Net Revenues in a given month, Manager shall advance the funds necessary to compensate for the deficiency and shall be reimbursed by the Nation in the next succeeding month or months in accordance with the schedule of disbursements set forth in
                  Article 6.4, as Recoupment Payment. No Minimum Priority Payment shall be owed for any months during which Gaming is suspended or terminated at the Gaming Facility pursuant to
                  Article 4.4, with a diminution of Gross Revenues to a level which is at or below 40% of the average monthly revenues for the three month period immediately preceding the events which lead to the reduction in revenues. The obligation shall cease to accrue upon termination of this Agreement for any reason.

      Second Current principal, interest and other payments due on the Loan.

      Third       Recoupment Payment and reimbursement of amounts.

                   advanced by the Manager.

        Fourth     Replacement Reserve Payments by the Nation and the Manager.

        Fifth      Management Fee, after Replacement Reserve Payments.

All remaining Net Revenues shall be distributed to the Nation. The priority of payments from available funds which is described in this Article 6.4 does not control the calculation of the amount of each of these obligations. The calculation of the amounts of these obligations shall be as otherwise provided by this Agreement.

      6.5 Operative Dates. For purposes of this Article 6, the first year of operations shall begin on the Commencement Date and continue until the first day of the month following the first anniversary of the Commencement Date, and each subsequent year of operations shall be the 12-month period following the end of the previous year. Notwithstanding the foregoing, subject to Article 4.4.5, the term of this Agreement shall extend up to and through but not beyond seven (7) years after the Commencement Date.

      6.6 Payment of Net Revenues. The Manager is authorized to transfer funds from the bank accounts of the Gaming Enterprise to the bank accounts of the Manager and the Nation in order to distribute Net Revenues and any other amounts due under this Article 6. The Net Revenues paid to the Nation pursuant to this
Article 6 shall be payable to the Nation official or bank account specified by the Nation's Representative pursuant to Article 7.

      6.7 Conditional Loan Guarantee. Manager agrees to guarantee to the Nation payment of 40% of the amount of the outstanding balance of the loan as set forth in the Loan Agreement; such guarantee shall be documented as an Exhibit to the Security Agreement. This obligation to guarantee shall be deemed to be met to the amount of any participation by Manager in the loan and shall remain to the extent of any difference. If the Gaming Enterprise performs in a manner which enables the Nation to make payments substantially in accordance with the loan terms as set forth in the Loan Agreement and Security Agreement, this guarantee shall terminate upon termination of Manager's rights pursuant to this Agreement.

7. General Provisions.

      7.1 Notice. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given to the applicable party (i) on the date of personal delivery or delivery by telecopier,
(ii) on the business day immediately following transmittal to a major overnight commercial courier or (iii) five (5) days after deposit in the United States mail, postage prepaid, in any case addressed to the address or telecopy number of the applicable party set forth below, or such other address or number as such party may hereafter specify by notice to the other.

       If to the Nation:        Mohegan Tribe of Indians of Connecticut
                                27 Church Lane
                                Uncasville, CT 06382
                                Telecopy: (203) 848-9252

       If to Manager:           Trading Cove Associates
                                914 Hartford Turnpike
                                P.O. Box 60
                                Waterford, CT 06385
                                Telecopy: (203) 437-7752

or to such other different address(es) as the Manager or the Nation may specify in writing using the notice procedure called for in this Article 7,

      7.2 Authorization. The Nation and Manager represent and warrant to each other that each has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. Each party shall furnish evidence of such authority to the other, which shall be attached as Exhibits to this Agreement.

      7.3 Relationship. Manager and the Nation shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

      7.4 Manager's Contractual Authority. Subject to Article 4.2.4, Manager is authorized to make, enter into and perform in the name of and for the account of the Nation any contracts in furtherance of its obligations under this Agreement, including, without limitation, promotional or cross marketing agreements with any third party which are intended to enhance Gaming revenues.

      7.5 Further Actions. The Nation and Manager agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof. The parties further agree that:

            7.5.1 Fire and Safety. The Gaming Facility shall be constructed and maintained in substantial compliance with such fire and safety statutes, Connecticut Building Code and related regulations which would be applicable if the Gaming Facility were located outside of the jurisdiction of the Nation although those requirements would not otherwise apply within that jurisdiction. To the extent that the Nation adopts fire, safety, or building code requirements which are more stringent than those otherwise applicable pursuant to the Compact, the Gaming Facility shall comply with such law. Nothing in this Article shall grant any jurisdiction (including but not limited to jurisdiction regarding zoning or land use) to the State of Connecticut or any political subdivision thereof over the Property or the Gaming Facility.

      Fire protection services for the Gaming Facility will be provided by the Nation, or third parties pursuant to agreement with the Nation.

            7.5.2 Taxes. If any government attempts to impose any possessory interest tax upon any party to this Agreement or upon the Gaming Enterprise, the Gaming Facility or the Property, the Business Board, in the name of the appropriate party or parties in interest, may, upon unanimous vote, resist such attempt through legal action. The costs of such action and the compensation of legal counsel shall be an Operating Expense of the Gaming Enterprise. Any such tax or required payment shall constitute an Operating Expense of the Gaming Enterprise. This Article shall in no manner be construed to imply that any party to this Agreement or the Gaming Enterprise is liable for any such tax.

            7.5.3 Nation Taxes. The Nation agrees that neither it nor any agent, agency, affiliate or representative of the Nation will impose any taxes, fees, assessments, or other charges of any nature whatsoever on payments of any debt service to Manager or to any lender furnishing financing for the Gaming Facility or for the Gaming Enterprise, or on the Gaming Enterprise, the Gaming Facility, the revenues therefrom or on the Management Fee as described in Article 6.4 of this Agreement; provided, however, the Nation may assess license fees reflecting reasonable regulatory costs incurred by the Nation. The Nation further agrees that neither it nor any agent, agency, affiliate or representative will impose any taxes, fees, assessments or other charges of any nature whatsoever on the salaries or benefits, or dividends paid to, any of the Manager's partners, stockholders, officers, directors, or employees or affiliates, or any of the employees of the Gaming Enterprise. If any such tax, fee, assessment or other charge is in fact levied, imposed, or collected, the Nation agrees that it shall reimburse Manager or the affected partners, stockholders, officers, directors, employees or affiliates for the full value, and dollar for dollar of such tax, fee, assessment or other charge. Except as otherwise provided herein, if any taxes, fees or assessments are levied by the Nation, such taxes and assessments shall constitute Operating Expenses of the Gaming Enterprises.

            7.5.4 Governing Law. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of the State of Connecticut, excluding its conflict of law rules, and shall be subject to all Legal Requirements of the Nation and federal law as well as approval by the Secretary of the Interior and/or the Chairman of the NIGC where required by 25 U.S.C. ss. 81 or the IGRA.

            7.5.5 National Environmental Policy Act. The parties shall supply the NIGC with all information necessary for the NIGC to comply with any regulations of the Commission issued pursuant to the National Environmental Policy Act (NEPA). The cost of any such compliance shall constitute an operating expense.

      7.6 Defense. Except for disputes between the Nation and Manager, Manager shall bring, defend, or settle any claim or legal action brought against Manager or the Nation, individually, jointly or severally in connection with the operation of the Gaming Enterprise. Subject to the approval of the Business Board, Manager shall retain and supervise legal counsel, accountants and such other professionals, consultants and specialists as Manager deems appropriate to defend and/or settle any such claim or cause of action. Any action which poses a substantial risk to the normal operation of the Gaming Facility shall be supervised by the Business Board with notice to and appropriate consultation with the Tribal Council. All liabilities, costs, and expenses, including attorneys' fees and disbursements, incurred in defense or settlement of any such claim or legal action which are not covered by insurance shall be an Operating Expense. Nothing contained in this Article 7.6 is a grant to the Manager of the right to waive tribal immunity.

      7.7 Waivers. No failure or delay by Manager or the Nation to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

      7.8 Captions. The captions for each Article are intended for convenience only.

      7.9 Severability. If any of the terms and provisions hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms or provisions hereof. If, however, any material part of a party's rights under this Agreement shall be declared invalid or unenforceable (specifically including Manager's right to receive its Management Fees), the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty (30) days written notice to the other party, without liability on the part of the terminating party.

      7.10 Interest. Any amount payable to Manager or the Nation by the other, including without limitation, unpaid interest, which has not been paid when due shall accrue interest at same rate as the Note, but in no event shall such interest exceed the cost of such funds.

      7.11 Reimbursement. With the approval of the Tribal Council, Manager may, according to the terms of this Agreement or at its option, advance funds or contribute property, on behalf of the Nation, to satisfy obligations of the Nation in connection with the Gaming Facility and this Agreement. Manager shall keep appropriate records to document all reimbursable expenses paid by Manager, which records shall be made available for inspection by the Nation or its agents upon request. The Nation agrees to reimburse Manager with interest from future Net Revenues for money paid or property contributed by Manager to satisfy obligations of the Nation in connection with the Gaming Enterprise and this Agreement. Interest shall be calculated at the rate and in the manner set forth in Article 7.10 from the date the Nation was obligated to remit the funds or contribute the property for the satisfaction of such obligation to the date reimbursement is made; all such interest shall constitute an operating expense pursuant to GAAP. The Manager's sole source of such Reimbursement shall be from undistributed and future Revenues.

      7.12 Travel and Out-of-Pocket Expenses. Subject to the Budget, all travel and out-of-pocket expenses of Gaming Enterprise employees reasonably incurred in the performance of their duties shall be an Operating Expense.

      7.13 Third Party Beneficiary. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and notwithstanding the provisions of Article 7.11, shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.

      7.14 Brokerage. Manager and the Nation each hereby agrees to indemnify and hold the other harmless from and against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party.

      7.15 Survival of Covenants. With the exception of the obligation to make the Minimum Priority Payment described at Article 6.4, any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

      7.16 Estoppel Certificate. Manager and the Nation agree to furnish to the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Gaming Enterprise as may be reasonably requested.

      7.17 Periods of Time. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on a

Saturday, Sunday or legal holiday under the laws of the State of Connecticut or of the Nation, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

      7.18 Preparation of Agreement. This Agreement shall not be construed more strongly against either party regardless of who is responsible for its preparation.

      7.19 Exhibits. All exhibits attached hereto are incorporated herein by reference and made a part hereof as if fully rewritten or reproduced herein.

      7.20 Non-Assignability. This Agreement shall not be assigned by either party, nor shall subcontracts be entered into between Manager and a third party wherein the third party will have any responsibility for gaming or access to the proceeds of the gaming operation, without the prior written consent of the other party, which consent shall not be unreasonably withheld. No assignment involving responsibility for Gaming or Gaming Operations shall be valid until approved by the Chairman of the Commission. If an assignment is so approved, this Agreement shall inure to the benefit of and be binding on the assignee.

      7.21 Confidential Information. Each party agrees that any information received concerning the other party during the performance of this Agreement, regarding a parties' organization, financial matters, marketing plans, or other information of a proprietary nature, will be treated by both parties in full confidence and except in response to legal process or appropriate and necessary governmental inquiry will not be revealed to any other persons, firms or organizations. This provision shall survive the termination of this Agreement for a period of two (2) years.

      7.22 Employment Solicitation Restriction Upon Termination. The parties recognize that the Manager will be offering employment at the Gaming Enterprise to present employees of Manager and its affiliates who now have various accrued benefits including seniority and retirement. In order to enable the Manager to provide appropriate incentive to these persons, it will be necessary to assure them that they will be able to be reinstated. Upon the expiration of the gaming term, the Manager or an entity affiliated with Manager may offer other employment to the General Manager and the department heads of the Gaming Enterprise. For purposes of implementing the preceding sentence, the Manager shall from time to time designate, subject to the concurrence of the Nation, who shall be regarded as department heads for such purposes. Manager shall indemnify the Nation and hold it harmless from liabilities, claims, losses and expenses arising from any action or claim brought against the Nation for its failure to employ any such person offered suitable employment by Manager or an entity affiliated with Manager.

      7.23 Patron Dispute Resolution. Manager shall attempt to resolve all Patron disputes pursuant to the Policies and Procedures set forth in Exhibit D, subject to the Nation's Gaming Ordinance and the Compact.

      7.24 Modification. Any change to or modification of this Agreement must be in writing signed by both parties hereto and shall be effective only upon approval by the Chairman of the NIGC, the date of signature of the parties notwithstanding.

8. Warranties.

      8.1 Preservation of Agreement. The Manager and the Nation each warrant and represent that they shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to Article 7.24. The Manager and the Nation warrant and represent that they shall take all actions necessary to ensure that this Agreement shall remain in full force and effect at all times.

      8.2 Non-Interference in Nation Affairs. The Manager agrees not to unduly interfere in or attempt to influence the internal affairs or government decisions of Nation government by offering cash incentives, by making written or oral threats to the personal or financial status of any person, or by any other action, except for actions in the normal course of business of the Manager that only affect the activities of the Gaming Enterprise. For the purposes of this
Article 8.2, if any such undue interference in Nation affairs is alleged by the Nation the provisions of Article 9.3 shall apply.

      8.3 Prohibition of Payments to Members of Nation Government. Manager represents and warrants that no payments or gifts of services or other things of value have been or will be made to any member of the Nation government, any Nation official, any relative of a member of Nation government or Nation official, or any Nation government employee for the purpose of obtaining any special privilege, gain, advantage or consideration. The forgoing shall not prohibit seasonal gifts, birthday gifts, and gifts for other special occasions, provided that each such gift is for nominal value not to exceed $100 (ONE HUNDRED) dollars, and the aggregate value of such gifts in any one calendar year shall not exceed $500 (FIVE HUNDRED) dollars. Manager shall not offer any Promotional Allowances to any tribal member, notwithstanding the fact that such allowances might otherwise be made in the normal course of business.

      8.4 Prohibition of Hiring Members of Nation's Government. No Member of the Nation's Government, official of the Nation, relative of a Member of the Nation's Government or of an official of the Nation or employee of the Nation's Government may be employed at the Gaming Enterprise without a written waiver of this Article 8.4 by the Nation, and where required by applicable law, the Area Director, Eastern Area Office, B.I.A. or the NIGC or other appropriate federal official.

      8.5 Prohibition of Financial Interest in Enterprises. No member of the Nation government or relative of a member of the Nation government shall have a direct or indirect financial interest in the Gaming Enterprise greater than the interest of any other member of the Nation; provided, however, nothing in this subsection shall restrict the ability of a Nation member to purchase or hold stock in the Manager, its partners, parents, subsidiaries or affiliates where
(i) such stock is publicly held, and (ii) the Nation member acquires less than (10%) ten percent of the outstanding stock in the corporation, provided that if a Nation member shall acquire more than (10%) ten percent such person shall comply with all applicable law, including, without limitation, the Compact.

      8.6 "Member of the Nation's Government" as used in this Article 8 means any member of the Tribal Council, the Gaming Agency, members of the board of directors of a tribal corporation with business responsibilities for gaming or any independent board or body created to oversee any aspect of Gaming and any Nation court official; the term "relative" means an individual residing in the same household who is related as a spouse, father, mother, brother, sister, son or daughter.

9. Grounds for Termination.

      9.1 Voluntary Termination and Termination for Cause. This Agreement may be terminated pursuant to the provisions of Articles 4.4.4, 8.2, 9.2, 9.3, 9.4, 9.5, and 12.5.

      9.2 Voluntary Termination. This Agreement may be terminated upon the mutual written consent and approval of the parties.

      9.3 Termination for Cause. Either party may terminate this Agreement if the other party commits or allows to be committed any material breach of this Agreement. A material breach of this Agreement shall include, but not be limited to, a failure of either party to perform any material duty or obligation on its part for any thirty (30) consecutive days after notice. Neither party may terminate this Agreement on grounds of material breach unless it has provided written notice to the other party of its intention to declare a default and to terminate this Agreement and the defaulting party thereafter fails to cure or take steps to substantially cure the default within sixty (60) days following receipt of such notice. If during the period specified in the notice to terminate the party which has received the notice of breach is actively proceeding in good faith to cure the breach, the other party shall agree to extend the period for a reasonable time. During the period specified in the notice to terminate, either party may submit the matter to arbitration under the dispute resolution procedures of this Agreement. The period to cure the breach shall be tolled during the pendency of such arbitration proceeding. The discontinuance or correction of a material breach shall constitute a cure thereof.

      The Nation may also terminate this Agreement where the Manager has had its license withdrawn because the Manager, or a director or officer of the Manager, has been convicted of a criminal felony or misdemeanor offense directly related to the performance of the Manager's duties hereunder; provided, however, the Nation may not terminate this Agreement based on a director or officer's conviction where the Manager terminates such individual within ten days after receiving notice of the conviction.

      In the event of any termination for cause, regardless of fault, the parties shall retain all money previously paid to them pursuant to Article 6 of this Agreement; and the Nation shall retain title to all Gaming Enterprise and Gaming Facility fixtures, improvements, supplies, equipment, funds and accounts, subject to the rights of Manager under any security agreement and to the rights of the Manager to any accrued and unpaid Net Revenues due under Article 6 of this Agreement. Subject to any adjudicated offsets, the Manager shall continue to have the right to repayment of unpaid principal and interest and other amounts due under the Security Agreement and any other agreements entered pursuant hereto.

      Subject to Article 16, an election to pursue damages or to pursue specific performance of this Agreement or other equitable remedies while this Agreement remains in effect pursuant to the provisions of Article 9.6 or 9.7 shall not preclude the injured party from providing notice of termination pursuant to this
Article 9.3. Neither shall termination preclude a suit for damages.

      9.4 Involuntary Termination Due to Changes in Legal Requirements. It is the understanding and intention of the parties that the establishment and operation of the Gaming Enterprise conforms to and complies with all Legal Requirements. If during the term of this Agreement, the Gaming Enterprise, any material aspect of Gaming or any material aspect of the Compact is determined by the Congress of the United States, the Department of the Interior of the United States of America, the NIGC, or the final judgment of a court of competent jurisdiction to be unlawful under federal law, the obligations of the parties hereto shall cease, and this Agreement shall be of no further force and effect; provided that (i) the Manager shall have the rights in Article 4.4 of this Agreement; (ii) the Manager and the Nation shall retain all money previously paid to them pursuant to Article 6 of this Agreement; (iii) funds of the Gaming Enterprise in any account shall be paid and distributed as provided in Article 6 of this Agreement; (iv) any money lent by or guaranteed by the Manager or its affiliates to the Nation shall be repaid to the Manager to the extent provided in Article 16.2.1; and (v) the Nation shall retain its interest in the lease and title to all Gaming Enterprise furnishing, fixtures, supplies and equipment, subject to the rights of the Manager under the Security Agreement and subject to any requirements of financing arrangements.

      9.5 Manager's Right to Terminate Agreement. Manager may terminate this Agreement by written notice effective upon receipt if:

            (i) Any Nation, State or Federal authority whose approval is required fails to approve this Agreement or otherwise objects to the performance by Manager of any obligation imposed on it under this Agreement.

            (ii) Manager has been notified by any regulatory agency that the performance by it of any material obligation imposed by this Agreement will jeopardize the retention of any license, or approvals granted thereunder, held by Manager or any of its affiliates in any other jurisdiction, and the Nation refuses to allow the Manager to immediately rectify any such complaint.

            (iii) Manager, after seven days prior notice to the Tribal Council, has reason to believe that the performance by it or the Nation of any material obligation imposed under this Agreement may reasonably be expected to result in the breach of any applicable Nation, State or Federal law.

      9.6 Consequences of Termination for Manager's Breach. In the event of the termination of this Agreement by the Nation for cause under Article 9.3, the Manager shall not, prospectively from the date of termination, except as provided in Article 9.3, have the right to its Management Fee from the Gaming Enterprise, but such termination shall not affect the Manager's rights relating to reimbursement under this Agreement or any other agreements entered pursuant hereto. Manager shall indemnify and hold the Nation harmless against all liabilities of any nature whatsoever relating to the Gaming Enterprise, but only insofar as these liabilities result from acts within the control of the Manager or its agents. Any Net Revenues accruing through the date of termination shall be distributed in accordance with Article 6 of this Agreement.

      9.7 Consequences of Termination for Nation's Breach. In the event of termination of this Agreement by the Manager for cause under Article 9.3, the Manager shall not be required to perform any further services under this Agreement and the Nation shall indemnify and hold the Manager harmless against all liabilities of any nature whatsoever relating to the Gaming Enterprise, but only insofar as these liabilities result from acts within the control of the Nation or its agents. Any Net Revenues accruing through the date of termination shall be distributed in accordance with Article 6 of this Agreement.

10. Conclusion Of the Management Term. Upon the conclusion of the term of the Management Agreement, or the termination of this Agreement under other of its provisions, in addition to other rights under this Agreement, the Manager shall have the following rights:

      10.1 Transition. If termination occurs at any time other than upon the conclusion of the Term, Manager shall be entitled to a reasonable period of not more than thirty (30) days (such time as may be necessary to bring the accounting period to the close of a calendar month) to transition management of the Gaming

Enterprise to the Nation or its designee. Manager and the Nation shall cooperate to effect an orderly transition.

      10.2 Undistributed Net Revenues. If the Gaming Enterprise has accrued Net Revenues which have not been distributed under Article 6 of this Agreement, such Net Revenues shall be distributed according to Article 6.4 of this Agreement.

11. Consents and Approvals.

      11.1 Nation. Where approval or consent or other action of the Nation, or any agent or political subdivision of the Nation is required, such approval shall mean the written approval of the Tribal Council evidenced by a duly enacted resolution thereof, or, if not provided by resolution of the Tribal Council, the written approval of the Gaming Agency, the Business Board Representative or such other person or entity designated by resolution of the Tribal Council. Any such approval, consent or action shall not be unreasonably withheld or delayed.

      11.2 Manager. Where approval or consent or other action of the Manager is required, such approval shall mean the written approval of the Manager's Representative. Any such approval, consent or other action shall not be unreasonably withheld or delayed.

12. Disclosures.

      12.1 Partners and Affiliates. The Manager warrants that on the date of this Agreement a complete list of its partners and their shareholders, directors and officers is attached as Exhibit B.

      12.2 Warranties. The Manager further warrants and represents as follows:
(i) no person or entity has any beneficial ownership interest in the Manager other than as set forth herein; (ii) no officer, director or owner of (10%) ten percent or more of the stock of the Manager has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime; and (iii) no person or entity listed in Article 12.1 of this Agreement, including any officers and directors of the Manager, has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime.

      12.3 Criminal and Credit Investigation. The Manager agrees that all of its partners, directors and officers involved in the Gaming Enterprise shall:

      (a) consent to background investigations to be conducted by the Nation, the State of Connecticut, the Federal Bureau of Investigation (the 'FBI') or any other law enforcement authority if requested by the Nation and to the extent required by the IGRA and the Compact,

      (b) be subject to licensing requirements in accordance with the law of the Nation,

      (c) consent to a background, criminal and credit investigation to be conducted by the NIGC or B.I.A.,

      (d) consent to a financial and credit investigation to be conducted by a credit reporting or investigation agency at the request of the Nation,

      (e) cooperate fully with such investigations,

      (f) disclose any information requested by the Nation which would facilitate in the background and financial investigation, and

      (g) pay the reasonable cost and expenses of investigation for licensing of any person required by applicable law to hold licenses by the Gaming Agency, up to $5,000 (FIVE THOUSAND DOLLARS) per individual, for all partners, directors, officers, and ten percent shareholders, and up to $20,000 (TWENTY THOUSAND DOLLARS) per domestic entity, with an additional $20,000 (TWENTY THOUSAND DOLLARS) for each foreign country in which the foreign entity does business. The Nation agrees that the forgoing are reasonable costs and will not seek or impose any licensing costs or fees in excess of these amounts for any individual license absent consent of the licensed party.

Any materially false or deceptive disclosures or failure to cooperate fully with such investigations by an employee of the Manager or an employee of the Nation shall result in the immediate dismissal of such employee. The results of any such investigation may be disclosed by the Nation to federal officials as required by law.

      12.4 Disclosure Amendments. The Manager agrees that whenever there is any material change in the information disclosed pursuant to this Article 12 it shall immediately notify the Nation of such change not later than 30 days following the change or within ten days after it becomes aware of such change, whichever is later. The Nation shall, in turn, provide the Secretary of the Interior and/or the NIGC (whichever is applicable) copies of any such notifications. All of the warranties and agreements contained in this Article 12 shall apply to any person or entity who would be listed in this Article 12 as a result of such changes.

      12.5 Breach of Manager Warranties and Agreements. The material breach of any warranty or agreement of the Manager contained in this Article 12 shall be grounds for immediate termination of this Agreement; provided that (a) if a breach of the warranty contained in clause (ii) of Article 12.2 is discovered, and such breach was not disclosed by any background check conducted by the FBI as part of the B.I.A. or other federal approval of this Agreement, or was discovered by the FBI investigation but all other officers and directors of the Manager sign sworn affidavits that they had no knowledge of such breach, then the Manager shall have 30 days after notice from the Nation to terminate the interest of the offending person or entity and, if such termination takes place, this Agreement shall remain in full force and effect; and (b) if a breach relates to a failure to update changes in financial position or additional gaming related activities, then the Manager shall have 30 days after notice from the Nation to cure such default prior to termination.

13. Recordation. At the option of the Manager or the Nation, any security agreement related to the Loan Agreement may be recorded in any public records. Where such recordation is desired in the public records of the B.I.A., the Nation will accomplish such recordation upon the request of the Manager. The Manager shall promptly reimburse the Nation for all expenses, including attorney fees, incurred as a result of such request. No such recordation shall waive the Nation's sovereign immunity.

14. Authority to Execute. Each party warrants to the other that it has full authority to execute this Agreement.

15. No Present Lien, Lease or Joint Venture. The parties agree and expressly warrant that neither the Management Agreement nor any exhibit thereto is a mortgage or lease and, consequently, does not convey any present interest whatsoever in the Gaming Facility or the Property, nor any proprietary interest in the Gaming Enterprise itself. The parties further agree and acknowledge that it is not their intent, and that this Agreement shall not be construed, to create a joint venture between the Nation and the Manager; rather, the Manager shall be deemed to be an independent contractor for all purposes hereunder.

16. Dispute Resolution.

      16.1 Nation's Consent to Suit. Subject to Article 20 the Nation expressly waives its immunity for the purpose of permitting or compelling arbitration as provided in this Article, and to be sued in any court of competent jurisdiction by the Manager for the purpose of compelling arbitration or enforcing any arbitration award or judgment arising out of this Agreement, the Loan Agreement, the Security Agreement, the Note and the Guaranty or any Collateral Agreements other obligations between the parties, or of the Mohegan Nation Gaming Ordinance, or any rules, actions, or decisions of the Gaming Agency pursuant thereto, or the issuance, non-issuance, condition, suspension, denial or revocation of any license. Without in any way limiting the generality of the foregoing, the Nation expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action, including without limitation, entering the Property and repossessing any furniture and equipment subject to a security interest or otherwise giving effect to any judgment entered. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Nation other than the limited assets of the Nation specified in Article 16.2.1.

            16.1.1 Arbitration. All disputes, controversies or claims arising out of or relating to this Management Agreement, or the Notice of Termination thereof, or of the Mohegan Nation Gaming Ordinance, or any rules, actions, or decisions of the Gaming Agency pursuant thereto, or the issuance, non-issuance, condition, suspension, denial or revocation of any license required thereunder, shall be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the Federal Arbitration Act. The arbitrator(s) shall have no authority to award punitive damages. The parties agree that binding arbitration shall be the sole remedy as to all disputes arising out of this Agreement, except for disputes requiring injunctive or declaratory relief, which shall be pursued as provided in Articles 16.1 and 16.2 unless the parties mutually agree otherwise.

            16.1.2 Choice of Law. In determining any matter the Arbitrator(s) shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply Connecticut law, except Connecticut choice of law rules, and applicable federal and tribal law.

            16.1.3 Place of Hearing. All arbitration hearings shall be held at a place designated by the arbitrator(s) in New London County, Connecticut.

            16.1.4 Confidentiality. The parties and the arbitrator(s) shall maintain strict confidentiality with respect to the arbitration.

      16.2 Limitation of Action. The Nation's waiver of immunity from suit is specifically limited to the following actions and judicial remedies:

            16.2.1 Damages. The enforcement of an award of money damages by arbitration; provided that the arbitrator(s) and/or the court shall have no authority or jurisdiction to order execution against any assets or revenues of the Nation except (i) undistributed or future Net Revenues of the Gaming Enterprise; or (ii) if it has been specifically found by an arbitrator that, by exercise of regulatory authority pursuant to the Nation Gaming Ordinance or otherwise, or any rules, actions, or decisions of the Gaming Agency pursuant thereto, or the issuance, non-issuance, condition, suspension, denial or revocation of any license, the Nation has prejudiced the Manager's rights under this Agreement or accompanying agreements, or has in any material way caused the lack of business success of the Gaming Enterprise, the future Net Revenues of any other gaming operations conducted by the Nation. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Nation other than the limited assets of the Nation specified in this Article 16.2.1.

            16.2.2 Consents and Approvals. The enforcement of a determination by an arbitrator that the Nation's consent or approval has been unreasonably withheld contrary to the terms of this Agreement.

            16.2.3 Injunctive Relief and Specific Performance. The enforcement of a determination by an arbitrator that prohibits the Nation from taking any action that would prevent the Manager from operating the Gaming Enterprise pursuant to the terms of this Agreement, or that requires the Nation to specifically perform any obligation under this Agreement (other than an obligation to pay money which is provided for in Article 16.2.1).

            16.2.4 Action to Compel Arbitration. An action to compel arbitration pursuant to this Article 16.

            16.2.5 Action to Preserve the Status Quo During Disputes. An action to preserve the status quo during disputes pursuant to Article 20.

      16.3 Business Board Arbitration. The parties hereby agree to ensure that their respective representatives to the Business Board shall cooperate fully and shall try to reach agreement or compromise on all matters before the Business Board. In the event that the Business Board is unable to reach agreement or compromise on any matter that reasonably may be expected to have an adverse material effect on the Enterprise, that matter shall be submitted to arbitration as provided in this Article 16.3. Arbitration shall be before a single arbitrator with relevant expertise, selected jointly by the parties; if the parties are unable to agree on the selection of the arbitrator, the arbitrator shall be selected by the American Arbitration Association. The arbitrator hearing disputes arising out of the Business Board shall render a decision within forty-eight hours of the submission of the dispute, and shall apply the standard of a reasonable, prudent business person.

17. Time is of the Essence. Time is of the essence in the performance of this Agreement.

18. Nation Assets. Nothing in this Agreement shall obligate or authorize the payment or encumbrance of any funds or assets of the Nation other than the revenues and assets of the Gaming Enterprise (excluding the Gaming Facility and the realty on which it is located).

19. Notice Provision. The Nation will give the Manager notice of any alleged violation of the Nation's Gaming Ordinance and thirty (30) days opportunity to cure before the gaming agency may take any action based on such alleged violation.

20. Performance During Disputes. It is mutually agreed that during any kind of controversy, claim, disagreement or dispute, including a dispute as to the validity of this Agreement, the issuance, non-issuance, condition, suspension, denial or revocation of any license, or the Manager's ability to perform its duties and collect its Management fee, Manager shall remain in possession of the Gaming Facility as Manager; and the Nation and Manager shall continue their performance of the provisions of this Agreement and its exhibits. Manager shall be entitled to injunctive relief from a civil court or other competent authority to maintain possession in the event of a threatened eviction during any dispute, controversy, claim or disagreement arising out of this Agreement.

21. Marks. Prior to the Commencement Date and from time to time during the Term hereof, Manager agrees to erect and install, in accordance with local codes and regulations, all signs Manager deems necessary in, on or about the Gaming Facility, including, but not limited to, signs bearing the Manager's and the Tribe's Marks. The use of any such Marks shall require the prior approval of the Tribal Council. The costs of purchasing, leasing, transporting, constructing, maintaining and installing the required signs and systems shall be part of the start-up costs and Operating Expenses, as the case may be.

      21.1 Nation's Marks. The Manager agrees to recognize the exclusive right of ownership of Nation to all Nation's service marks, trademarks, copyrights, trade names, patents or other similar rights or registrations, now or hereafter held or applied for in connection therewith; these marks shall include all marks which are unique to and developed for the Gaming Facility (collectively, the "Nation's Marks"). The Manager hereby disclaims any right or interest therein, regardless of any legal protection afforded thereto. The Manager acknowledges that all of Nation's Marks might not be used in connection with the Gaming Enterprise, and the Nation shall have sole discretion to determine which Nation's Marks shall be so used. The Manager shall not use the Nation's name, or any variation thereof, directly or indirectly, in connection with (a) a private placement or public sale of securities or other comparable means of financing or
(b) press releases and other public communications, without the prior written approval of Nation.

      The Nation and Manager hereby agree that in the event the Nation and/or Manager is (are) the subject of any litigation or action brought by any party seeking to restrain the use, for or with respect to the Gaming Enterprise, by the Nation and/or Manager of any Nation's Mark used by Manager for or in connection with the Gaming Enterprise, any such litigation or action shall be defended entirely at the expense of Nation, notwithstanding that Nation may not be named as a party thereto. In the event the Nation desires to bring suit against any user of any Nation's Mark, seeking to restrain such user from using any Nation's Mark, then such suit shall be brought only with the consent of Nation and at the expense of the Nation notwithstanding that such user may be a prior or subsequent user. In all cases the conduct of any suit whether brought by the Nation and/or Manager or instituted against the Nation and/or Manager shall be under the absolute control of the Nation notwithstanding that Nation may not be a party to such suit. The Manager, at its sole cost, shall have the right to engage its own legal counsel and the

Manager's own counsel shall have the right to non-controlling participation in any such litigation. The Manager shall have the right at any time during the course of such litigation to withdraw from participation therein.

      21.2. Manager's Marks. The Nation agrees to recognize the exclusive right ownership of Manager to all Manager's service marks, trademarks, copyrights, trade names, patents or other similar rights or registrations now or hereafter held or applied for in connection therewith (collectively, the "Manager's Marks"). The Nation hereby disclaims any right or interest therein, regardless of any legal protection afforded thereto. The Nation acknowledges that all of Manager's Marks might not be used in connection with the Gaming Enterprise, and Manager shall have sole discretion to determine which Manager's Marks shall be so used. The Nation covenants that in the event of termination, cancellation or expiration of this Agreement, whether as a result of a default by Manager or otherwise, the Nation shall not hold itself out as, or continue operation of the Gaming Enterprise as Manager's casino nor will it utilize any of Manager's Marks or any variant thereof in the operation of its Gaming Facility. The Nation agrees that Manager or its representative may, at any reasonable time thereafter, enter the Gaming Facility for the sole purpose of removing all signs, furnishings, printed material, emblems, slogans or other distinguishing characteristics which are now or hereafter may be connected or identified with Manager's or which carry any Manager's Mark. Such removal shall be accomplished in a manner which leaves the premises in a condition suitable for appropriate commercial use. The Nation shall not use the Manager's name, or any variation thereof, directly or indirectly, in connection with (a) a private placement or public sale of securities or other comparable means of financing or (b) press releases and other public communications, without the prior written approval of Manager.

      The Nation and Manager hereby agree that in the event the Nation and/or Manager is (are) the subject of any litigation or action brought by an party seeking to restrain the use, for or with respect to the Gaming Enterprise, by the Nation and/or Manager of any Manager's Mark used by Manager for or in connection with the Gaming Enterprise, any such litigation or action shall be defended entirely at the expense of Manager, notwithstanding that Manager may not be named as a party thereto. In the event the Nation desires to bring suit against any user of any Manager's Mark, seeking to restrain such user from using any Manager's Mark, then such suit shall be brought only with the consent of Manager and at the expense of the Nation notwithstanding that such user may be a prior or subsequent user. In all cases the conduct of any suit whether brought by the Nation and/or Manager or instituted against the Nation and/or Manager shall be under the absolute control of the Manager notwithstanding that Manager may not be a party to such suit. The Nation, at its sole cost, shall have the right to engage its own legal counsel and the Nation's own counsel shall have the right to non-controlling participation in any such litigation. The Nation shall have the right at any time during the course of such litigation to withdraw from participation therein.

22. Confidential and Proprietary Information. The Nation agrees that Manager has the sole and exclusive right, title and ownership to (i) certain proprietary information, techniques and methods of operating gaming businesses; (ii) certain proprietary information, techniques and methods of designing games used in gaming businesses; (iii) certain proprietary information, techniques and methods of training employees in the gaming business; and (iv) certain proprietary business plans, projections and marketing, advertising and promotion plans, strategies, and systems all of which have been developed and/or acquired over many years through the expenditure of time, money and effort and which Manager and its affiliates maintain as confidential and as a trade secret(s) (collectively, the "Confidential and Proprietary Information").

      The Nation further agrees to maintain the confidentiality of such Confidential and Proprietary Information, and upon the termination of this Agreement, return same to Manager, including but not limited to, documents, notes, memoranda, lists, computer programs and any summaries of such Confidential and Proprietary Information. Confidential information must be clearly identified in writing as such in order to be subject to this Article 22.

23. Execution in Counterpart Originals. This Agreement is being executed in four counterparts, two to be retained by each party. Each of the four originals is equally valid. This Agreement shall be deemed "executed" and shall be binding upon both parties when properly executed and approved by the Area Director, Eastern Area Office, B.I.A., or the Chairman of the NIGC.

24. Enterprise Name. The Gaming Enterprise shall be operated under the business name of the Nation, the Manager or such other name as the parties may agree.

25. Intent to Negotiate New Agreement. On or before thirty (30) days after the end of the sixth (6th) year of this Agreement, the Nation shall give Manager notice of its intent regarding its willingness to enter into negotiations for a new Management Agreement to be effective upon the conclusion of this Agreement.

26. Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and any documents executed by the parties simultaneously herewith, constitutes the entire understanding and agreement of the parties hereto and supersedes all other prior agreements and understandings, written or oral, between the parties.

27. Government Savings Clause. Each of the parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, B.I.A., the NIGC, the office of the Field Solicitor, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Nation or the Manager under this Agreement or any other agreement or document related hereto, without the consent of the affected party.

Remainder of this page is intentionally blank. Signatures appear on the following pages.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

MOHEGAN TRIBE OF INDIANS OF                TRADING COVE ASSOCIATES:
CONNECTICUT
                                           LMW INVESTMENTS, INC.,
                                           Partner


By /s/ Ralph W. Sturges                    By /s/ Len Wolman
   ----------------------------------         -----------------------------
       Ralph Sturges, Life Time Chief             Len Wolman, President

Date:  2/28/94                             Date:  7/28/94

Place: Waterford, CT                       Place: Waterford, CT

                                           RJH DEVELOPMENT CORP., Partner


                                           By /s/ Richard Hertz
                                              -----------------------------
                                              Richard Hertz, President

                                           Date:  7/28/94

                                           Place: Waterford, CT

                                           LEISURE RESORT TECHNOLOGY,
                                                INC., Partner


                                           By /s/ Lee R. Tyrol
                                              -----------------------------
                                              Lee R. Tyrol, President

                                           Date:  7/28/94

                                           Place: Waterford, CT

                                           SLAVIK SUITES, INC., Partner


                                           By /s/ Stephan F. Slavik, Sr.
                                              ---------------------------------
                                              Stephan F. Slavik, Sr., President

                                           Date:   7/28/94

                                           Place:  Farmington Hills, MI

                                           SUN COVE, LTD., Partner


                                           By__________________________________
                                               Howard Kerzner, President

                                           Date:_______________________________

                                           Place:______________________________

APPROVED:______________________            Date:_________________________
         Chairman
         National Indian Gaming Commission

                                           SLAVIK SUITES, INC., Partner


                                           By
                                              ---------------------------------
                                              Stephan F. Slavik, Sr., President

                                           Date:_______________________________

                                           Place:______________________________

                                           SUN COVE, LTD., Partner


                                           By /s/ Howard Kerzner
                                              ---------------------------------
                                              Howard Kerzner, President

                                           Date:   7/30/94

                                           Place:  London

APPROVED:______________________            Date:_________________________
         Chairman
         National Indian Gaming Commission

                                   EXHIBIT A

                       Legal Description of the Property

      That portion of the following described property, owned by the United States of America in trust for the MOHEGAN NATION OF CONNECTICUT, legally described as follows:

                                  SEE ATTACHED

to be used for the Gaming Facility.

"No Conveyance Tax collected                      "No Conveyance Tax collected


      /s/ [ILLEGIBLE]                                   /s/ [ILLEGIBLE]
------------------------------                    ------------------------------
Asst. Town Clerk of Montville"                    Asst. Town Clerk of Montville"

Parcel 1
UNC Tract

                                VOL 160 PAGE 552

                                QUIT CLAIM DEED

      KNOW ALL MEN BY THESE PRESENTS that UNITED NUCLEAR CORPORATION, a
Delaware corporation acting herein by an officer, duly authorized, for divers good causes and considerations thereunto [ILLEGIBLE], especially for valuable considerations received to its full satisfaction of UNC RESOURCES, INC., A Virginia corporation with a mailing address at c/o UNC Naval Products Division, 67 Sandy Desert Road, Uncasville, Connecticut 06382, has devised, released, and forever quit claimed, and does by these Presents, for itself and its successors and assigns, justly and absolutely devise, release and forever
QUIT CLAIM unto the said Releasor, UNC RESOURCES, INC., its successors and assigns forever, all such right and title as it, the said Releasor, has or ought to have in or to a certain tract or parcel of land with buildings thereon situated in the Town of Montville, County of New London and State of Connecticut and more particularly described as follows:

      Commencing at a point situated in the northeasterly corner of Sandy Desert Road and being in the southeasterly corner of land now or formerly of [ILLEGIBLE]; thence S. 22(degrees) 35' W. across Sandy Desert Road 35.17 feet to a point; thence N. 75(degrees) 58' W. 246.94 feet to land now or formerly of [ILLEGIBLE]; thence S. 11(degrees) 21' W. [ILLEGIBLE] feet to a monument; thence N. 63(degrees) 37' W. 52.15 feet to a point thence [ILLEGIBLE] to a monument; thence S. 9(degrees) 10' W. 126.0 feet to a point; thence S. 19(degrees) 3' W. 100 feet to a monument; thence N. [ILLEGIBLE] 52' W. [ILLEGIBLE] feet to a point; thence S. 17(degrees) 9'
      W. 100 feet to a monument; thence S. 22(degrees) 55' W. [ILLEGIBLE] feet to a monument; thence S. [ILLEGIBLE] 25' W. [ILLEGIBLE] feet to a monument, thence N. 63(degrees) 1' E. [ILLEGIBLE] feet to a monument; thence S. [ILLEGIBLE] [ILLEGIBLE]' E. 216.5 feet to a [ILLEGIBLE] within a [ILLEGIBLE] post; thence S. 72(degrees) 10' E. [ILLEGIBLE] feet to a monument; thence S. 17(degrees) 27' W. 202.4 feet to a monument; thence S. 72(degrees) [ILLEGIBLE]' E. [ILLEGIBLE] feet to a point; thence [ILLEGIBLE] 17(degrees) 27' E. 35.0 feet to a point; thence S. [ILLEGIBLE]
      E. [ILLEGIBLE] feet to a monument; thence S. [ILLEGIBLE] W. [ILLEGIBLE] feet to a monument on the northerly side of Broad View Avenue; thence in a general easterly direction along the northerly side of Broad View Avenue
      415.71 feet to a monument and land of [ILLEGIBLE]; thence N. 14(degrees) 17' feet to an iron; thence [ILLEGIBLE]feet to an [ILLEGIBLE]; thence [ILLEGIBLE] feet to a monument; thence S. [ILLEGIBLE] 0' E. [ILLEGIBLE] feet to a monument; thence S. [ILLEGIBLE] feet to a monument; thence S. [ILLEGIBLE] feet to a [ILLEGIBLE] hole in a stone wall; thence in a general [ILLEGIBLE] direction along a stone wall [ILLEGIBLE] feet to a [ILLEGIBLE] wire fence and land formerly of [ILLEGIBLE]; thence S. 0(degrees) 32'

                                VOL 160 PAGE 553

      7" W. [ILLEGIBLE] feet; thence S. [ILLEGIBLE] W. [ILLEGIBLE] feet; thence
      S. [ILLEGIBLE] E. [ILLEGIBLE] feet; thence S. 3(degrees) 28' [ILLEGIBLE]
      E. [ILLEGIBLE] feet; thence S. 0(degrees) 33' [ILLEGIBLE] W. [ILLEGIBLE] feet; thence S. 2(degrees) 37' [ILLEGIBLE] E. [ILLEGIBLE] feet; thence S. 0(degrees) [ILLEGIBLE] W. [ILLEGIBLE] feet; thence S. [ILLEGIBLE] W. 29.28 feet; thence S. 3(degrees) 14' [ILLEGIBLE] W. [ILLEGIBLE] feet; thence S. [ILLEGIBLE] W. [ILLEGIBLE] feet to an iron pipe in a stone wall; thence N. 61(degrees) [ILLEGIBLE] W. [ILLEGIBLE] feet to a point; thence N. [ILLEGIBLE] 13' 49" W. 161.15 feet; thence N. [ILLEGIBLE] W. [ILLEGIBLE] feet to a drill hole; thence S. 6(degrees) 50' [ILLEGIBLE] W. 255.37 feet; thence S. 15(degrees) 14' 43" W. [ILLEGIBLE] feet to a point; thence S. [ILLEGIBLE] 56' [ILLEGIBLE] E. 47.92 feet; thence S. 7(degrees) 7' [ILLEGIBLE] W. 29.36 feet; thence S. 64(degrees) 9' [ILLEGIBLE] W. [ILLEGIBLE] feet; thence S. [ILLEGIBLE] 48' 39" E. [ILLEGIBLE] feet to a stone wall; thence S. 11(degrees) [ILLEGIBLE] W. [ILLEGIBLE] feet to an iron pipe; thence S. [ILLEGIBLE] 19' 37" W. [ILLEGIBLE] feet to a iron pipe; thence S. [ILLEGIBLE] E. [ILLEGIBLE] feet to a drill hole; thence S. [ILLEGIBLE] W. [ILLEGIBLE] feet to an iron pipe set in the northerly side of [ILLEGIBLE] Road; thence S. 20(degrees) 10' 51" E. [ILLEGIBLE] feet to a point, thence N. 1(degree) 52' [ILLEGIBLE] E. [ILLEGIBLE] feet to a drill hole; thence N. 2(degrees) 51' [ILLEGIBLE] E. 56.41 feet to an iron pipe; thence N. 1(degree) 48' 29" E. [ILLEGIBLE] feet to a point; thence [ILLEGIBLE] 0(degrees) 48' 42" E. [ILLEGIBLE] feet to a stone [ILLEGIBLE]; thence N. 0(degrees) 25' [ILLEGIBLE] E. 148.43 feet to a stone [ILLEGIBLE]; thence [ILLEGIBLE] 1(degree) 42' [ILLEGIBLE] E. [ILLEGIBLE] feet to a tree; thence [ILLEGIBLE] W. [ILLEGIBLE] feet to a tree; thence [ILLEGIBLE] E. [ILLEGIBLE] feet to a tree; thence N. 1(degree) [ILLEGIBLE] feet to a fence post; thence N. [ILLEGIBLE] E. [ILLEGIBLE] feet to a tree; thence [ILLEGIBLE] feet to an iron pipe; the last seven [ILLEGIBLE] being along the remains of a fence; thence N. 89(degrees) [ILLEGIBLE] E. [ILLEGIBLE] feet to a monument; thence S. 88(degrees) 12' E. [ILLEGIBLE] feet to land of the Central Vermont Railway; thence in a general [ILLEGIBLE], northerly and [ILLEGIBLE] direction along the westerly side of the Central Vermont Railway [ILLEGIBLE] feet, more or less, to a monument; thence [ILLEGIBLE] W. [ILLEGIBLE] feet to a point, thence [ILLEGIBLE] E. [ILLEGIBLE] feet to a point; thence S. [ILLEGIBLE] feet to a point; thence [ILLEGIBLE] 47(degrees) 17' W. [ILLEGIBLE] feet; thence [ILLEGIBLE] W. [ILLEGIBLE] feet; thence [ILLEGIBLE] W. [ILLEGIBLE] feet; thence [ILLEGIBLE] W. 199.63 feet; thence N. [ILLEGIBLE] 0' W. [ILLEGIBLE] feet; thence N. [ILLEGIBLE] W. 131.12 feet; thence [ILLEGIBLE] W. 116.90 feet; thence N. [ILLEGIBLE] W. 112.39 feet; thence [ILLEGIBLE] 23' W. [ILLEGIBLE] feet; thence N. [ILLEGIBLE] W. [ILLEGIBLE] feet; thence N. 64(degrees) 35' W. [ILLEGIBLE] feet; thence N. 63(degrees) 17' W. 76.90 feet to an iron; thence N. [ILLEGIBLE] 43' W. [ILLEGIBLE] feet; thence [ILLEGIBLE] 61(degrees) 15' W. 152.18 feet; thence S. 76(degrees) [ILLEGIBLE] W. 27.22 feet to a monument and land of [ILLEGIBLE]; the last twenty-one courses being bounded northerly by Trading Cove; thence S. [ILLEGIBLE] 25' W. 914.22 feet to a monument on the northerly side of Sandy Desert Road and place of beginning.

      The above-described premises being conveyed together with all rights, easements, hereditaments and appurtenances thereto appertaining and all right, title and interest, if any, in and to strips and gores adjoining said premises and in and to the land lying in the bed of any street or streets adjoining said premises.

      Being and intending by this deed to convey all of the premises of the Releasor situated in Montville, Connecticut, to the Releasee.

                                                VOL [ILLEGIBLE] PAGE [ILLEGIBLE]

Trading Cove

FIRST PIECE:  98 Lucas Park Road

A certain tract or parcel of land situated on the easterly side of Lucas Park Road in the Town of Norwich, County of New London and State of Connecticut, being bounded and described as follows:

Beginning at a point on the east side of Lucas Park Road at the [ILLEGIBLE] corner of land now or formerly of Harmon and Gertrude [ILLEGIBLE], thence on an arc deflecting to the left with a radius of 40.00' and running 12.99' to a monument; thence N 86(degrees) - 24' [ILLEGIBLE] 70.78' to a monument; thence on an arc deflecting to the left with a radius of 125.00' and running 86.72' to a monument; thence running N 53(degrees) - 51' E 73' to a point; thence S 78(degrees) - 39' E 645' more or less to a point on the westerly boundry of land now or formerly of the Central Vermont Railroad, the last 5 courses bounded on the north by land now or formerly of the said [ILLEGIBLE]; thence running in a general southerly direction along land of the said Railroad and the Thames River 1101' more or less to the southeast corner of the herein described tract and the northeast corner of other lands of Vincent and Peter Wawrzynowicz; thence running general westerly direction 230' more or less to a point, said point being the northwest corner of other lands of the said Vincent and Peter Wawrzynowicz; thence southwesterly along other lands of the said Wawrzynowicz and lands now or formerly of Alfred L. [ILLEGIBLE] Jr. 210.4' more or less to a point; thence turning to the right and having an interior angle of 72(degrees) 40' and running northwesterly 333.8' more or less to the northwest corner of the Soloman Lucas Memorial Woods; thence turning to the left and running in a general southwesterly direction 670' more or less to the high water mark of Trading Cove, the last 2 courses bounded southerly and easterly by the said Soloman Lucas Memorial Woods; [ILLEGIBLE] in a general northwesterly direction along the high water mark of Trading Cove [ILLEGIBLE] more or less to a point, said point being the southeast corner of lot 16 on a plan entitled "Final Plan showing Highland Terrace owned by Vincent, Gabriel and Peter [ILLEGIBLE], Lucas Park Road, Norwich, Conn., Scale [ILLEGIBLE], dated May 1963 and recorded in the Norwich Land Records, map volume [ILLEGIBLE], [ILLEGIBLE]; thence running [ILLEGIBLE] to a point on the southeast corner of lot [ILLEGIBLE] on said plan, the last course bounded westerly by lots 16, 5 and 4; thence turning to the left and running [ILLEGIBLE] W 175' to the easterly line of Lucas Park Road; thence on an arc and deflecting to the left with a radius of 485' and running 100' to the southwest corner of lot 12 on said plan; thence turning to the right and running [ILLEGIBLE] E. [ILLEGIBLE] to the southeast corner of lot 12 on said plan; thence turning to the left and running 11 10(degrees) - 28' W 217.93' to a point on the northeast corner of lot #1, the last course being bounded on the west by lots 12 and 1; thence turning to the left on an arc deflecting to the right with a radius of 175' and turning 121.41' to a point; thence running N 86(degrees) - 24' W 51.66 to a point; thence on an arc deflecting to the left with a radius of 10' and running 18.38' to a monument on the east side of Lucas Park Road; thence in a general northerly direction along the east side of Lucas Park Road 80' more or less to the point and place of beginning.

Being the premises conveyed to Grantor by Warranty Deed from Vincent Wawrzynowicz, Peter Wawrzynowicz, Gabriel Wawrzynowicz and Paul Wawrzynowicz dated December 22, 1987 and recorded in the Norwich Land Records in Volume 827, Page 5, and said premises are subject to taxes to the Town or Norwich on the Lists of October 1, 1991 and October 1, 1992, which taxes the Grantee assumes and agrees to pay.

                                                               VOL 1094 PAGE 291

FOURTH PIECE:  112 Lucas Park Road

That certain tract or parcel of land, located on Lucas Park Road, in the Town of Norwich, County of New London and State of Connecticut, being bounded and described as follows:

Beginning at the northeast corner of the within described tract being also the northwest corner of Lot 16; thence running S 42(degrees) 32' E. 154.08 feet along Lot 16 to a point; thence running S 67(degrees) 28' W. about 152 feet to Trading Cove, so-called; thence running westerly about 75 feet along Trading Cove to a point; thence running N [ILLEGIBLE] about 122 feet along the Lot Owners beach area to Lucas Park Road; thence running 63.45 feet on an arc deflecting to the left with a radius of 60 feet to the point and place of beginning.

The above described tract being Lot 17 on a plan entitled "Highland Terrace, Scale 1(degree) - 40', Dated May 1963, Surveyed by Joseph Gernhard, Jr."

Said premises are conveyed together with certain rights of way and are subject to certain conditions and restrictions as set forth in a deed from Vincent Wawrzynowicz, et al dated June 19, 1968 and recorded in the Norwich Land Records in Volume 349 at Pages 103-105.

Said premises are also subject to building, building line, zoning, subdivision and wetlands ordinances and regulations of the Town of Norwich.

Being the premises conveyed to Grantor by Warranty Deed from A.D. Tripp Company dated October 25, 1988 and recorded in the Norwich Land Records in Volume 887, Page 20, and said premises are subject to taxes to the Town of Norwich on the Lists of October 1, 1991 and October 1, 1992, which taxes the Grantee assumes and agrees to pay.

FIFTH PIECE:  120 Lucas Park Road

A tract of land (sometimes called Perch Rock) on the Thames River off Lucas Park Road, described as follows:

Beginning at a bound on a large rock on the shore of the river Thames, north of the mouth of Trading Cove and near to the place in said River called Deep Water; thence by said River 4 1/4 rods; thence north 81(degrees) west 18 rods and 21 links; thence north 9(degrees) east 4 1/4 rods abutting on lands formerly of Henry M. Leach; thence south 81(degrees) east 18 rods and 20 links abutting on said Leach land to the point of beginning.

Said premises are subject to a lease to the United States of America for maintaining the Perch Rock river light.

Said premises are subject to the rights of the Central Vermont Railroad, Inc. across said premises.

Being the premises conveyed to Grantor by Warranty Deed from Vincent G. Wawrzynowicz and Peter T. Wawrzynowicz dated December 22, 1987 and recorded in the Norwich Land Records in Volume 827, Page 10, and said premises are subject to taxes to the Town of Norwich on the Lists of October 1, 1991 and October 1, 1992, which taxes the Grantee assumes and agrees to pay.

RECEIVED FOR RECORD AT NORWICH, CONN
ON 12-30-92 AT 12:05 PM
[ILLEGIBLE]

                                                               VOL 1094 PAGE 290

SECOND PIECE:  109 Lucas Park Road

A certain tract or parcel of land located on the westerly side of Lucas Park Road in the Town of Norwich, County of New London and State of Connecticut, more particularly bounded and described as follows:

Commencing at a point on the arc of a curve at the intersection of the westerly line of Lucas Park Road and the southerly line of Ledgewood Court at the northeasterly corner of the within described premises; thence running southeasterly along the arc of said curve of Lucas Park Road, 13.69 feet; thence running S 7 degrees 53' W. 80.37 feet to a point; thence along the arc of a curve running southeasterly 37.05 feet to a point. The last three courses being the westerly line of Lucas Park Road. Thence S 52 degrees 58' W about 131 feet to Trading Cove; thence turning to the right end running in a general northwesterly direction along said Trading Cove about 102 feet; thence N 52 degrees 29' E about 208 feet to the point of beginning.

Said premises are shown as Lot No. 8 on a Plan entitled "Final Plan Showing Highland Terrace owned by Vincent, Gabriel and Peter Wawrzynowicz, Lucas Park Road, Norwich, Connecticut, Scale: 1" - 40', May, 1963", on file in the Norwich Land Records.

Being the premises conveyed to Grantor by Warranty Deed from Vincent Wawrzynowicz dated December 22, 1987 and recorded in the Norwich Land Records in Volume 827, Page 8, and said premises are subject to building restrictions as set forth in deeds for "Highland Terrace" as appear as of record and to taxes to the Town of Norwich on the Lists of October 1, 1991 and October 1, 1992, which taxes the Grantee assumes and agrees to pay.

THIRD PIECE:  111 Lucas Park Road

A certain tract or parcel of land located on the southerly side of the cul de sac of Lucas Park Road in the Town of Norwich, County of New London and State of Connecticut and bounded and described as follows:

Beginning at the point on the southerly side of the cul de sac of Lucas Park Road and being the northeast corner of the herein described parcel and thence running S 18(degrees) 04' W, 122' to the high water mark of Trading Cove, abutting easterly on lot 17 of the hereinafter described plan; thence turning and running westerly along the high water mark of Trading Cove 110' more or less to a point on the southeasterly corner of a 10' drainage easement; thence turning and running N 52(degrees) 58' E. 129' more or less along said drainage easement to the southerly side of said cul de sac; thence turning and running easterly along the southerly side of said cul de sac 36.55' to the point and place of beginning.

The above described parcel of land being designated as "Beach Area" on a plan entitled "Final Plan showing Highland Terrace Owned by Vincent - Gabriel & Peter Wawrzynowicz, Lucas Park Road, Norwich, Connecticut, Scale 1' - 40' date May 1963."

The above described parcel of land is subject to the rights of others as described in each lot owner's deed of Highland Terrace.

Being the premises conveyed to Grantor by Warranty Deed from Vincent Wawrzynowicz, Peter Wawrzynowicz and Gabriel Wawrzynowicz dated January 28, 1989 and recorded in the Norwich Land Records in Volume 904, Page 88, and said premises are subject to taxes to the Town of Norwich on the Lists of October 1, 1991 and October 1, 1992, which taxes the Grantee assumes and agrees to pay.

                                    Parcel 3

                                 Mohegan Church

                                Legal Description

All that certain piece or parcel of land, .400 acre, more or less, together with buildings and improvements thereon, situated in the Town of Montville, County of New London and State of Connecticut and being more particularly described in that certain deed, dated March 30, 1831, wherein Lucy Teecomwas and Cynthia Hoscott were the grantors and the Mohegan Tribe was the grantee, recorded in volume 14, page 271 of the land records at the Montvi1le Town Clerk's Office.

EXHIBIT B

LIST OF PARTNERS OF
TRADING COVE ASSOCIATES

     Sun Cove Limited - 50.0%
     Slavik Suites, Inc. - 22.5%
     LMW Investments, Inc. - 11.25%
     RJH Development Corp. - 11.25%
     Leisure Resort Technology Inc. - 5.0%

     SEE ATTACHED INFORMATION

                                 SUN COVE, LTD.

Directors:

Howard Kerzner
John Allison
Patrick Cowell

Officers:

President:                          Howard Kerzner

Vice President:                     Ian Wheatley

Vice President &
  Secretary:                        John Allison

Vice President:                     Patrick Cowell

Vice President:                     David Wright

Sun Cove, Ltd. is an indirect subsidiary of Sun International Investments
Limited.

CONFIRMATION OF FILING                  STATE OF CONNECTICUT
AND RECEIPT OF FEES             Office Of The Secretary Of The State
61-304 Rev. 2/89                   Commercial Recording Division
                                 30 TRINITY STREET, HARTFORD, CONNECTICUT  06106
================================================================================
NAME OF CORPORATION
  SUN COVE, LTD.

--------------------------------------------------------------------------------
              DOCUMENT FILED            FILING DATE            TOTAL FEES PAID
--------------------------------------------------------------------------------
   CERTIFICATE OF INCORPORATION        30/JUN/1994                    $225.00
--------------------------------------------------------------------------------
The information shown above pertains to documents filed in this office on account of the corporation indicated. The filing date is the date endorsed on the document pursuant to Section 33-285 or 33-422 of the Connecticut General Statutes. Any questions regarding this filing should be addressed to: THE ABOVE ADDRESS

CT CORPORATION SYSTEM
ONE COMMERCIAL PLAZA
HARTFORD  CT  06103

CERTIFICATE OF INCORPORATION
STOCK CORPORATION
61-27 REV. [ILLEGIBLE]


                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE
                      30 Trinity Street, Hartford, CT 06106

The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1. The name of the corporation is Sun Cove, Ltd.

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, as follows:

          To engage in any lawful act or activity for which corporations may be formed under the Connecticut Stock Corporation Act.

                                   (Continued)

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value any) of each share thereof are as follows:

            Common          10,000                 no par value

4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or express grant of authority to the board of directors pursuant to Section 33-341, as amended, are as follows:

            N/A

5. The minimum amount of stated capital with which the corporation shall commence business is $1,000.00 dollars. (Not less than one thousand dollars).

6. (7) Other provisions:

            See attachment A

Dated this 29th day of June, 1994

I/We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

     This certificate of incorporation must be signed by each incorporator.

--------------------------------------------------------------------------------
NAME OF INCORPORATOR    NAME OF INCORPORATOR  NAME OF INCORPORATOR
(Print/Type)            (Print/Type)          (Print/Type)
1.                      2.                    3.
      Tara M. Coyle

SIGNED (Incorporator)   SIGNED (Incorporator) SIGNED (Incorporator)


1. /s/ Tara M. Coyle    2. __________________ 3._______________________
   -----------------
--------------------------------------------------------------------------------
     FOR OFFICE USE ONLY          Rec; CC; G.S:
                                      Tara M. Coyle
                                  ----------------------------------------------
                                      Neal Gerber & Eisenberg
                                  ----------------------------------------------
                                      2 North LaSalle Street, Suite 2200
                                  ----------------------------------------------
                                      Chicago, Illinois 60602
                                  ----------------------------------------------
                                      (Please provide filer's name and complete
                                      address for mailing receipt [illegible]

                                  ATTACHMENT A

To the fullest extent permitted by the Connecticut Stock Corporation Act, as amended from time to time, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of duty as a director.

DOMESTIC CORPORATION
61-6 Rev. 6/88

                             Secretary of the State
                                30 Trinity Street
                               Hartford, CT 06106

Name of Corporation: Sun Cove, Ltd.                    Complete All (Illegible)
--------------------------------------------------------------------------------
The above corporation appoints as its statutory agent for service, one of the following:
--------------------------------------------------------------------------------
Name of Natural Person Who is        Business Address            Zip Code
Resident of Connecticut

                                     Residence Address           Zip Code

--------------------------------------------------------------------------------
Name of Connecticut Corporation      Address of Principal Office in Conn.  (If
                                     none enter address of appointee's
                                     statutory's agent for service)

--------------------------------------------------------------------------------
Name of Corporation                Address of Principal Office in Conn.
(Not organized under the Laws      (If none, enter "Secretary of the State of
of Conn.*)                          Conn.")
    CT CORPORATION SYSTEM           ONE COMMERCIAL PLAZA
                                    HARTFORD, CONNECTICUT  06103
--------------------------------------------------------------------------------
      * Which has procured a Certificate of Authority to transact business or conduct affairs in this state.
--------------------------------------------------------------------------------
                                 AUTHORIZATION
--------------------------------------------------------------------------------
Original Appointment  Name of Incorporator     Signed (Incorporator)      Date
(Must be Signed       (Print or Type)
by a majority of      Tara M. Coyle            /s/ Tara M. Coyle
Incorporators)        ------------------------------------------
                      Name of Incorporator     Signed (Incorporator)
                      (Print or Type)

                      ------------------------------------------
                      Name of Incorporator     Signed (Incorporator)
                      (Print or Type)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Subsequent Appointment  Name of President, Vice President or Secretary    Date

                        --------------------------------------------------------
                        Signed (President, or Vice President or Secretary)

                        --------------------------------------------------------
--------------------------------------------------------------------------------
Acceptance:  Name of Statutory Agent      Signed (Statutory Agent for Service)
for Service (Print or Type)

CT CORPORATION SYSTEM                     /s/ [ILLEGIBLE]
--------------------------------------------------------------------------------
                                           ASST. SECY
For Official Use Only          Rec; CC:

                                   Tara M. Coyle
                               -------------------------------------------------

                                   2 North LaSalle Street, Suite 2200
                               -------------------------------------------------

                                   Chicago, Illinois  60602
                               -------------------------------------------------
                                        Please provide filer's name and complete address for mailing receipt.

                                    * * * * *

                                     BY-LAWS
                                       OF
                                 SUN COVE, LTD.

                                    * * * * *

                                    ARTICLE I

                                     OFFICES

      Section 1. The principal office shall be located in Waterford, Connecticut.

      Section 2. The corporation may also have offices at such other places both within and without the State of Connecticut as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

      Section 1. All meetings of shareholders for the election of directors shall be held in the State of Connecticut, at such place as may be fixed from time to time by the board of directors.

      Section 2. Annual meetings of shareholders, shall be held on the first monday of July if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

      Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than seven nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

      Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Connecticut as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Special meetings of shareholders may be called at any time, for any purpose or purposes, by the board of directors or by such other persons as may be authorized by law.

      Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than seven nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

      Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

      Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the certificate of incorporation.

      Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

      Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                    ARTICLE V

                                    DIRECTORS

      Section 1. The number of directors shall be three (3). Directors need not be residents of the State of Connecticut nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

      Section 2. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

      Any vacancy created by an increase in the number of directorships shall be filled for the unexpired term by action of shareholders.

      Any other vacancy may be filled for the unexpired term by action of the sole remaining director in office or by unanimous written consent of all the directors without a meeting or at a meeting of the board of directors by the concurring vote of a majority of the remaining directors in office, though such remaining directors are less than a quorum, though the number of directors at the meeting is less than a quorum and though such majority is less than a quorum. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

      Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by laws directed or required to be exercised or done by the shareholders.

      Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Connecticut, at such place or places as they may from time to time determine.

      Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Connecticut.

      Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

      Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

      Section 4. Special meetings of the board of directors may be called by the president on five (5) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

      Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      Section 6. Two (2) of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                                   ARTICLE VII

                               EXECUTIVE COMMITTEE

      Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                  ARTICLE VIII

                                     NOTICES

      Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

      Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

      Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

      Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

      Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

      Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

      Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                  THE PRESIDENT

      Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

      Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

      Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

      Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

      Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

      Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

      Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

      Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X

                             CERTIFICATES FOR SHARES

      Section 1. The shares of the corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

      When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

      Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

      Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

      Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                            CLOSING OF TRANSFER BOOKS

      Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days, immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed, the determination of shareholders entitled to notice of or to vote at a meeting, or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                             REGISTERED SHAREHOLDERS

      Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Connecticut.

                              LIST OF SHAREHOLDERS

      Section 7. The officer or agent having charge of the transfer books for shares shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of five days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

      Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividend-Q may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the certificate of incorporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

      Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

      Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

      Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Connecticut". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII

                                   AMENDMENTS

      Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.

                                  ARTICLE XIII

                                INDEMNIFICATION

      Section 1. The corporation shall to the fullest extent permitted by the Connecticut Stock Corporation Act (the "Act") indemnify all officers and directors of the corporation and advance expenses reasonably incurred by all officers and directors of the corporation.

      Section 2. To the fullest extent permitted by the Act, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                               SLAVIK SUITES, INC.

                       SHAREHOLDERS OF SLAVIK SUITES, INC.

1. Stephan F. Slavik, Sr., Trust u/t/a/ dtd. May 26, 1987, 50% of issued and outstanding shares.

2. Joseph F. Slavik, Trust u/t/a dtd. June 4, 1987, 50% of issued and outstanding shares.

                        DIRECTORS OF SLAVIK SUITES, INC.

1. J. Ronald Slavik

2. Stephan F. Slavik, Sr.

                         OFFICERS OF SLAVIK SUTIES, INC.

   Del J. Lauria - Executive Vice President

   Stephan F. Slavik, Sr., - President

   J. Ronald Slavik, Secretary/Treasurer

                          INDIRECT FINANCIAL INTEREST

               Del J. Lauria - shares 10% of profits and cash flow

                            United States of America

                             The State of Michigan

                        Michigan Department of Commerce

                               Lansing, Michigan

This is to Certify That Articles of Incorporation of

SLAVIK SUITES, INC.

were duly filed in this office on the 28th day of SEPTEMBER, 1988, in conformity with Act 284, Public Acts of 1972, as amended.

                        In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 28th day of SEPTEMBER, 1988.


                                              /s/ [ILLEGIBLE], Director

--------------------------------------------------------------------------------
MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
--------------------------------------------------------------------------------
(FOR BUREAU USE ONLY)         FILED                               Date Received
                              SEP 28 1988                        SEP 23 1988 FOC
                                                                 ---------------
                              Administrator
                              MICHIGAN DEPARTMENT OF COMMERCE    ---------------
                              Corporation & Securities Bureau
EFFECTIVE DATE:
--------------------------------------------------------------------------------
CORPORATION IDENTIFICATION NUMBER  407-603
--------------------------------------------------------------------------------

                           ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations

   (Please read instructions and Paperwork Reduction Act notice on last page)

      Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

Article I
--------------------------------------------------------------------------------
The name of the corporation is:  Slavik Suites, Inc.

--------------------------------------------------------------------------------
Article II
--------------------------------------------------------------------------------
The purpose or purposes for which the corporation is organized is to buy sell, and deal in real property and to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
--------------------------------------------------------------------------------
Article III
--------------------------------------------------------------------------------
The total authorized capital stock is:

1. Common Shares        50,000            Par Value Per Share $1.00

   Preferred Shares _____________________ Par Value Per Share $___________

and/or shares without par value as follows:

2. Common Shares _________________________ Stated Value Per Share $_________

   Preferred Shares ______________________ Stated Value Per Share $________

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: